EXHIBIT 10.20

                            ASSET EXCHANGE AGREEMENT

                                  By and Among

                       AMERICAN RADIO SYSTEMS CORPORATION

                      AMERICAN RADIO LICENSE SYSTEMS CORP.

                         LATIN COMMUNICATIONS GROUP INC.

                            EXCL COMMUNICATIONS, INC.

                                RADIO EXITO, INC.

                                       and

                              PORTLAND RADIO, INC.

                                   Dated as of

                                 April 17, 1997















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

                                TABLE OF CONTENTS

ARTICLE 1         DEFINED TERMS...................................................................................2

ARTICLE 2         EXCHANGE OF LICENSES AND STATIONS...............................................................2
         2.1      Agreement to Exchange Licenses and Stations.....................................................2
         2.2      Exchange Schedule; Appraisals; Tax Reporting....................................................3
         2.3      Assumption of Liabilities and Obligations. .....................................................4
         2.4      Closing Date....................................................................................7
         2.5      Accounts Receivable. ...........................................................................8

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE EXCL PARTIES..............................................9
         3.1      Organization and Business; Power and Authority; Effect of Transaction...........................9
         3.2      Financial and Other Information.  .............................................................10
         3.3      Changes in Condition...........................................................................11
         3.4      Material Statements and Omissions; Absence of Events; Materiality..............................11
         3.5      Title to Properties; Leases....................................................................11
         3.6      Compliance with Private Authorizations.........................................................13
         3.7      Compliance with Governmental Authorizations and Applicable Law.................................13
         3.8      Intangible Assets..............................................................................14
         3.9      Related Transactions...........................................................................15
         3.10     Insurance......................................................................................15
         3.11     Tax Matters....................................................................................15
         3.12     Employee Benefit Plans; EXCL Station Employees.................................................15
         3.13     Inapplicability of Specified Statutes..........................................................16
         3.14     Material Agreements............................................................................16
         3.15     Ordinary Course of Business....................................................................17
         3.16     Broker or Finder...............................................................................18
         3.17     Solvency.......................................................................................18
         3.18     Environmental Matters..........................................................................18
         3.20     Bulk Sales.....................................................................................19

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE AMERICAN PARTIES.................................................20
         4.1      Organization and Business; Power and Authority; Effect of Transaction..........................20
         4.2      Financial and Other Information.  .............................................................21
         4.3      Changes in Condition...........................................................................21
         4.4      Material Statements and Omissions; Absence of Events; Materiality..............................22
         4.5      Title to Properties; Leases....................................................................22
         4.6      Compliance with Private Authorizations.........................................................23
         4.7      Compliance with Governmental Authorizations and Applicable Law.................................24
         4.8      Intangible Assets..............................................................................25
         4.9      Related Transactions...........................................................................25
         4.10     Insurance......................................................................................26
         4.11     Tax Matters....................................................................................26
         4.12     Employee Benefit Plans; American Station Employees.............................................26
         4.13     Inapplicability of Specified Statutes..........................................................26






         4.14     Material Agreements............................................................................27
         4.15     Ordinary Course of Business....................................................................27
         4.16     Broker or Finder...............................................................................28
         4.17     Solvency.......................................................................................28
         4.18     Environmental Matters..........................................................................29
         4.20     Bulk Sales.....................................................................................29

ARTICLE 5         COVENANTS......................................................................................31
         5.1      Access to Information; Confidentiality.........................................................31
         5.2      Agreement to Cooperate.........................................................................33
         5.3      Public Announcements...........................................................................35
         5.4      Notification of Certain Matters................................................................35
         5.5      No Solicitation................................................................................36
         5.6      Conduct of Business by the EXCL Parties Pending the Closing....................................36
         5.7      Conduct of Business by American Pending the Closing............................................38
         5.8      Risk of Loss...................................................................................39
         5.9      KINK Employees.................................................................................40

ARTICLE 6         CLOSING CONDITIONS.............................................................................40
         6.1      Conditions to Obligations of Each Party to Effect the Exchange.................................40
         6.2      Conditions to Obligations of the American......................................................41
         6.3      Conditions to Obligations of the EXCL Parties..................................................43

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................46
         7.1      Termination....................................................................................46
         7.2      Effect of Termination..........................................................................47

ARTICLE 8         INDEMNIFICATION................................................................................47
         8.1      Survival. .....................................................................................47
         8.2      Indemnification................................................................................47
         8.3      Limitation of Liability........................................................................48
         8.4      Notice of Claims...............................................................................49
         8.5      Defense of Third Party Claims..................................................................49
         8.6      Exclusive Remedy...............................................................................49

ARTICLE 9         GENERAL PROVISIONS.............................................................................49
         9.1      Amendment......................................................................................49
         9.2      Waiver.........................................................................................49
         9.3      Fees, Expenses and Other Payments..............................................................50
         9.4      Notices........................................................................................50
         9.5      Specific Performance; Other Rights and Remedies................................................51
         9.6      Severability...................................................................................51
         9.7      Counterparts...................................................................................52
         9.8      Section Headings...............................................................................52
         9.9      Governing Law..................................................................................52
         9.10     Further Acts...................................................................................52

                                      -ii-

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         9.11     Entire Agreement...............................................................................52
         9.12     Assignment.....................................................................................53
         9.13     Parties in Interest............................................................................53
         9.14     Mutual Drafting................................................................................53
         9.15     American Agent for Other American Parties. ....................................................53
         9.16     EXCL Agent for Other EXCL Parties.  ...........................................................53

APPENDIX A:                    Definitions

EXHIBITS:

         EXHIBIT A-1:          Form of American Stations LMA (Section 5.2(d))
         EXHIBIT A-2:          Form of EXCL Stations LMA (Section 5.2(d))
         EXHIBIT B-1:          Form of Opinion for Counsel of the EXCL Parties (Section 6.2(b))
         EXHIBIT B-2:          Form of Opinion for FCC Counsel of the EXCL Parties (Section
                                   6.2(b))
         EXHIBIT C-1:          Form of Opinion for Counsel of the American Parties (Section 6.3(b))
         EXHIBIT C-2:          Form of Opinion for FCC Counsel of the American Parties (Section
                                   6.3(b))

                            ASSET EXCHANGE AGREEMENT

         This Asset Exchange Agreement (this "Agreement") is dated as of April 17, 1997, by and among American Radio Systems Corporation, a Delaware corporation ("American"), American Radio Systems License Corp., a Delaware corporation and a wholly-owned subsidiary of American ("American License" or, individually with American, an "American Party" and, collectively with American, the "American Parties"), on the one hand, and Latin Communications Group, Inc., a Delaware corporation ("Latin"), EXCL Communications, Inc., an Illinois corporation ("EXCL"), Radio Exito, Inc., a California corporation ("Exito"), and Portland Radio, Inc., a Washington corporation ("Portland" or, individually with Latin, EXCL and Exito, an "EXCL Party" and, collectively with Latin, EXCL and Exito, the "EXCL Parties"), on the other hand.

         WHEREAS, Exito owns, operates and is the licensee of radio station KBRG(FM) ("KBRG"), Fremont, California and Portland owns, operates and is the licensee of radio station KINK(FM) ("KINK"), Portland, Oregon (individually, an "EXCL Station" and collectively, the "EXCL Stations") pursuant to licenses issued by the FCC (the "KBRG FCC Licenses" and the "KINK FCC Licenses", respectively, and collectively, the "EXCL FCC Licenses");

         WHEREAS, American owns and operates and American License is the licensee of radio stations KBAY(FM) ("KBAY"), San Jose, California and KSSJ(FM) ("KSSJ"), Shingle Springs, California (individually, an "American Station" and collectively, the "American Stations") pursuant to licenses issued by the FCC (the "KBAY FCC Licenses" and the "KSSJ FCC Licenses", respectively, and collectively, "American FCC Licenses");

         WHEREAS, (i) American License and Portland desire to exchange the KBAY FCC Licenses for the KINK FCC Licenses and a portion of the EXCL Residual Group Assets, (ii) American License and Exito desire to exchange the KSSJ FCC Licenses for the KBRG FCC Licenses and a portion of the EXCL Residual Group Assets, (iii) American and Portland desire to exchange the KBAY Assets (other than the KBAY FCC Licenses) for the KINK Assets (other than the KINK FCC Licenses) and a portion of the EXCL Residual Group Assets, and (iv) American and Exito desire to exchange the KSSJ Assets (other than the KSSJ FCC Licenses) for the KBRG Assets (other than the KBRG FCC Licenses) and a portion of the EXCL Residual Group Assets (collectively, the "Exchange") on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, American has consented to the entry of a Final Judgment with the United States Department of Justice, dated February 27, 1997, with respect to the disposition of KSSJ (the "American Consent Decree"); and

         WHEREAS, the parties hereto intend the Exchange to qualify as a Like-Kind Exchange;

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the American Parties and the EXCL Parties, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in either Disclosure Schedule and each Collateral
Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to this Agreement as a whole and not a particular section, and references to "this Section" are intended to refer to the entire section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to American and EXCL, and shall include, any Subsidiary or other Affiliate of either thereof which is or becomes a party to this Agreement.


                                    ARTICLE 2

                        EXCHANGE OF LICENSES AND STATIONS

         2.1 Agreement to Exchange Licenses and Stations. Subject to the terms and conditions set forth in this Agreement, the American Parties and the EXCL Parties agree to cause the exchange, transfer and delivery on the Closing Date of the EXCL Assets and the American Assets, free and clear of any Liens of any nature whatsoever except Permitted Liens, on the terms and subject to the conditions set forth in this Agreement as follows:

                  (a) the KBRG Assets (other than the KBRG FCC Licenses) and the allocated portion of the EXCL Residual Group Assets will be exchanged by Exito with American for the KSSJ Assets (other than the KSSJ FCC Licenses), and the KINK Assets (other than the KINK FCC Licenses) and the allocated portion of the EXCL Residual Group Assets will be exchanged by Portland with American for the KBAY Assets (other than the KBAY FCC Licenses) (the "Asset Exchange"); and

                  (b) the KBRG FCC Licenses and the allocated portion of the EXCL Residual Group Assets will be exchanged by Exito with American License for the KSSJ FCC Licenses, and the KINK FCC Licenses and the allocated portion of the EXCL Residual Group Assets will be exchanged by Portland with American License for the KBAY FCC Licenses (the "License Exchange").

The Asset Exchange and the License Exchange insofar as they relate to (i) KBRG and KSSJ is hereinafter sometimes referred to as the "KSSJ-KBRG Exchange", and

(ii)  KBAY and  KINK is  hereinafter  sometimes  referred  to as the  "KBAY-KINK
Exchange". The parties agree that, for purposes of the foregoing, the EXCL Residual Group Assets shall be allocated in their entirety to the KSSJ-KBRG Exchange and none shall be allocated to the KBAY-KINK Exchange.

         2.2      Exchange Schedule; Appraisals; Tax Reporting.

         (a) The American Parties and the EXCL Parties agree that the fair market value of each asset included in the American Assets and the EXCL Assets will be determined on the basis of the appraisals (the "Appraisals"), prepared by the firm of BIA Consulting, Inc., whose fee and expenses shall be equally borne by American and EXCL. The parties shall direct BIA Consulting, Inc. to commence the Appraisals after the expiration or earlier termination of the Hart-Scott-Rodino Act waiting period, to deliver them as soon thereafter as practicable and to set forth in the Appraisals the fair market value of each asset included in the American Assets and the EXCL Assets. The EXCL Residual Group Assets shall be valued as set forth in the definition thereof.

         (b) Promptly after delivery of the Appraisals, and in any event prior to the Closing Date, the parties shall prepare and agree upon the appraised value of each asset included in the EXCL Assets and the American Assets (which values shall be based upon the Appraisals) and shall set forth those values on a schedule (the "Valuation Schedule"). The parties shall not take any position inconsistent with the valuations set forth on the Valuation Schedule for purposes of determining the gain, if any, that may be recognized pursuant to the provisions of Treas. Reg. ss.1.1031(j)-1(b)(3), for purposes of determining the basis of the properties received in the Exchange pursuant to the provisions of Treas. Reg. ss.1.1031(j)-1(c), or for any other purpose, and will prepare and file all Tax Returns and reports related to the Exchange, including without limitation those required under Section 1031 or 1060 of the Code (and the Treasury Regulations promulgated under each thereof) and all original and amended federal, state and local income Tax Returns, on a basis consistent with such valuations. Each asset included in the EXCL Assets and each asset included in the American Assets shall be set forth in the appropriate "exchange group" and "residual group" (each within the meaning of Treas. Reg. section 1.1031(j)-1) in a manner that is consistent with the valuations and descriptions set forth in the Valuation Schedule.

         (c) Each of the parties intend to report the transactions contemplated hereby as a "like-kind exchange" to the maximum extent permissible under Section 1031 of the Code, consistent with the Valuation Schedule. Each of the parties shall cooperate with the other party in any and all respects necessary to maximize the amount of gain that may be deferred in a like-kind exchange under the rules set forth in Section 1031 of the Code and shall endeavor to give the other party notice of any disallowance of or challenge to such reporting by any Taxing Authority; provided, however, that the failure to give such notice shall not result in any liability of the party failing to give the notice. Without limiting the generality of the foregoing, in order to effectuate the transactions contemplated hereby as a like-kind exchange under Section 1031 of the Code, or to facilitate the Exchange (or any part thereof) as part of a deferred like-kind exchange described in Section 1031(a)(3) of the Code, each of the American Parties and each of the EXCL Parties (i) may at any time at or prior to Closing assign its rights, in whole or in part, under this Agreement (but such assignment shall not relieve it of its obligations under this Agreement) to a "qualified intermediary" (as defined in Treas. Reg. ss.1.1031(k)-1(g)(4)), subject to all rights and obligations hereunder of the EXCL Parties and the American Parties, respectively, and, in such event, (ii) shall promptly provide written notice of such assignment to the other party. If American or American Licensee shall have given notice of such assignment to a qualified intermediary, the appropriate EXCL Party shall (i) promptly provide American and American License with written acknowledgment of such notice and
(ii) at the Closing, convey the EXCL Assets and EXCL Residual Group Assets (or such portion of them as shall have been designated in writing by American or American License) to the "qualified intermediary" so designated rather than to American and American License (which conveyance shall, to such extent, discharge the obligation of the EXCL Parties to deliver the EXCL Assets and the EXCL Stations hereunder). If any EXCL Party shall have given notice of such assignment to a qualified intermediary, American and American License shall (i) promptly provide such EXCL Party with written acknowledgment of such notice and
(ii) at the Closing, convey the American Assets (or such portion of them as shall have been designated in writing by any EXCL Parties) to the "qualified intermediary" so designated rather than to such EXCL Party (which conveyance shall, to such extent, discharge the obligation of American and American License to deliver the American Assets and the American Stations hereunder).

         (d) Notwithstanding the provisions of this Section 2.2, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof. Notwithstanding anything in this Agreement to the contrary, the obligations of the parties set forth in this
Section 2.2 shall survive the Closing.

         2.3      Assumption of Liabilities and Obligations.

         (a) The American Parties agree to assume the EXCL Assumable Agreements at the Closing or, to the extent provided in the EXCL Stations TBA, upon the TBA Date of the EXCL Stations TBA. Except as expressly provided in this Agreement, including without limitation Section 2.3(d), or in the EXCL Stations TBA, the American Parties shall not assume or become obligated to perform any debt, liability or obligation of any EXCL Party or relating to the ownership or operation of the EXCL Assets or the conduct of the business of the EXCL Stations prior to the Closing whatsoever, other than to the extent set forth in the assumption of the EXCL Assumable Agreements. The parties acknowledge and agree that the assumption of the EXCL Assumable Agreements shall not, except to the extent of any proration pursuant to the provisions of Section 2.3(c), entail the assumption by the American Parties of any obligation or liability of any EXCL Party with respect to (i) any obligations or liabilities under the EXCL Assumable Agreements relating to the period prior to the Cut-off Date; (ii) any Claims to which any EXCL Party is a party or to which any of the EXCL Assets or either of the EXCL Stations is subject relating to the ownership or operation of the EXCL Assets or the conduct of the business of the EXCL Stations prior to the Closing (other than as provided in the EXCL Stations TBA); (iii) any obligations or liabilities for any Taxes attributable to the ownership or operation of the EXCL Assets or the conduct of the business of the EXCL Stations on or prior to the Closing Date; or (iv) any obligations or liabilities due to or because of any past service liability, vested benefits, retirement plan insolvencies or other obligation under local, state or federal law (including ERISA) relating to any EXCL Station Employees with respect to periods prior to the Closing Date (or the Cut-Off Date with respect to EXCL Station Employees employed by American under the EXCL Stations TBA), except for amounts covered by the prorations provided for in Section 2.3(c). All such obligations and liabilities (the "EXCL Nonassumed Liabilities") shall remain and be the obligations and liabilities solely of the EXCL Parties (or one of them).

         (b) The EXCL Parties agree to assume the American Assumable Agreements at the Closing or, to the extent provided in the American Stations TBA, upon the TBA Date of the American Stations TBA. Except as expressly provided in this Agreement, including without limitation Section 2.3(e), or in the American EXCL Stations TBA, the EXCL Parties shall not assume or become obligated to perform any debt, liability or obligation of either American Party or relating to the ownership or operation of the American Assets or the conduct of the business of the American Stations prior to the Closing whatsoever, other than to the extent set forth in the assumption of the American Assumable Agreements. The parties acknowledge and agree that the assumption of the American Assumable Agreements shall not, except to the extent of any proration pursuant to the provisions of
Section 2.3(c), entail the assumption by the EXCL Parties of any obligation or liability of either American Party with respect to (i) any obligations or liabilities under the American Assumable Agreements relating to the period prior to the Cut-off Date; (ii) any Claims to which either American Party is a party or to which any of the American Assets or either of the American Stations is subject relating to the ownership or operation of the American Assets or the conduct of the business of the American Stations prior to the Closing (other than as provided in the American Stations TBA); or (iii) any obligations or liabilities for any Taxes attributable to the ownership or operation of the American Assets or the American Stations on or prior to the Closing Date; or
(iv) any obligation or liability due to or because of any past service liability, vested benefits, retirement plan insolvencies or other obligation under local, state or federal law (including ERISA) relating to any American Station Employees with respect to periods prior to the Closing Date (or the Cut-Off Date with respect to American Station Employees employed by EXCL under the American Stations TBA), except for amounts covered by the prorations provided for in Section 2.3(c). All such obligations and liabilities (the "American Nonassumed Liabilities") shall remain and be the obligations and liabilities solely of the American Parties (or one of them).

         (c) (i) Notwithstanding anything contained in this Agreement to the contrary and except as otherwise provided in the American Stations TBA, all items of income and expense (including without limitation with respect to rent, utilities, Pro Ratable Taxes and items relating to the American Assumable Agreements, but excluding wages, salaries and accrued but unused vacation for employees) relating to the ownership or operation of the American Assets shall be prorated between the American Parties and the EXCL Parties, in each case, as of 12:01 a.m., local time, on the Cut-off Date, with the transferring party responsible for any such items prior to the Cut-off Date and the transferee party responsible for any such items subsequent to the Cut-off Date.

                  (ii)  Notwithstanding  anything contained in this Agreement to the contrary and except as otherwise provided in the EXCL Stations TBA, all items of income and expense (including without limitation with respect to rent, utilities, Pro Ratable Taxes and items relating to the EXCL Assumable Agreements, and wages, salaries and accrued but unused vacation for KINK Station Employees, but excluding wages, salaries and accrued but unused vacation for KBRG Station Employees) relating to the ownership or operation of the EXCL
Assets or the conduct of the business of KINK shall be prorated between the American Parties and the EXCL Parties, in each case, as of 12:01 a.m., local time, on the Cut-off Date, with the transferring party responsible for any such items prior to the Cut-off Date and the transferee party responsible for any such items subsequent to the Cut-off Date.

         (d) Within sixty (60) days after the Cut-off Date, American shall deliver to EXCL a schedule of its proposed prorations with respect to the American Assets and the American Stations, which shall set forth in reasonable detail the basis for those determinations, and which shall account for any amount owed by American to any EXCL Party pursuant to the provisions of Section 2.3(g) (the "San Jose-Sacramento Proration Schedule"). The San Jose-Sacramento Proration Schedule shall be conclusive and binding upon the EXCL Parties unless the EXCL provides American with written notice of objection (the "Notice of Disagreement") within thirty (30) days after EXCL's receipt of the San Jose-Sacramento Proration Schedule, which notice shall state the prorations proposed by EXCL (the "EXCL Proration Schedule"). American shall have fifteen
(15) days from receipt of a Notice of Disagreement to accept or reject the EXCL Proration Schedule. If American rejects the EXCL Proration Schedule, and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days of such rejection to the Chicago, Illinois office of Arthur Andersen & Co., LLP (the "Referee") for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on the American Parties and the EXCL Parties. American and EXCL agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between American and EXCL. Payment by any party pursuant hereto of the proration amounts determined pursuant to this Section 2.3(d) shall be due fifteen (15) days after the last to occur of (i) EXCL's acceptance of the San Jose-Sacramento Proration Schedule or failure to give American a timely Notice of Disagreement; (ii) American's acceptance of the EXCL Proration Schedule or failure to reject the EXCL Proration Schedule within fifteen (15) days of receipt of a timely Notice of Disagreement; (iii) American's rejection of the EXCL Proration Schedule in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to American and EXCL of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000).

         (e) Within sixty (60) days after the Cut-off Date, EXCL shall deliver to American a schedule of its proposed prorations with respect to the EXCL Assets and the EXCL Stations which shall set forth in reasonable detail the basis for those determinations, and which shall account for any amount owed by EXCL to American pursuant to the provisions of Section 2.3(g) (the "Fremont-Portland Proration Schedule"). The Fremont-Portland Proration Schedule shall be conclusive and binding upon American unless American provides EXCL with a Notice of Disagreement within thirty (30) days after American's receipt of the Fremont-Portland Proration Schedule, which notice shall state the prorations proposed by American (the "American Proration Schedule"). EXCL shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject the American Proration Schedule. If EXCL rejects the American Proration Schedule and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days of such rejection to the Referee for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on EXCL and American. American and EXCL agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between American and EXCL. Payment by American or EXCL, as the case may be, of the proration amounts determined pursuant to this Section 2.3(e) shall be due fifteen (15) days after the last to occur of
(i) American's acceptance of the Fremont-Portland Proration Schedule or failure to give EXCL a timely Notice of Disagreement; (ii) EXCL's acceptance of the American Proration Schedule or failure to reject the American Proration Schedule within fifteen (15) days of receipt of a timely Notice of Disagreement; (iii) EXCL's rejection of the American Proration Schedule in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to EXCL and American of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000).

         (f) Any payment required by American to EXCL or by EXCL to American, as the case may be, under Section 2.3(e) or 2.3(f) shall be paid by wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by such party in the Fremont-Portland Proration Schedule or the San Jose-Sacramento Proration Schedule, as the case may be, or the Notice of Disagreement (or by separate notice in the event a Notice of Disagreement is not sent). If any party fails to pay when due any amount under Section 2.3(e) or 2.3(f) interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the "prime rate" as published daily in the Money Rates column of the Wall Street Journal (or the average of such rates if more than one rate indicated) plus two percentage points (2%), and such interest shall be payable upon demand.

         (g) With respect to assigned Trade Agreements the assigning party shall be required to pay to the assuming party an amount, if any, by which the aggregate obligations and liabilities (determined in accordance with GAAP) for unperformed air time under all such Trade Agreements as of 12:01 a.m. local time on the applicable Cut-off Date exceeds by $20,000, the fair market value of the services or property (determined in accordance with GAAP) to be received by the assuming party under such Trade Agreements after 12:01 a.m. local time on the applicable Cut-off Date under all such Trade Agreements. There shall be no payment required by the assuming party to the assigning party with respect to the Trade Agreements, notwithstanding that the excess, if any, of the obligations and liabilities under the Trade Agreements over the fair market value of the services and property to be received under such Trade Agreements after 12:01 a.m. local time on the applicable Cut-off Date is less than the amount specified in the first sentence of this paragraph.

         (h) Nothing contained in this Section 2.3 is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.4 Closing Date. The closing of the Exchange (the "Closing") shall take place at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at 10:00 a.m., local time, on the fifth (5th) business day after the satisfaction or waiver by the American Parties and the EXCL Parties of each of the conditions set forth in Section 6.1, or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing, (a) each of the parties shall deliver such deeds (in recordable form and warranting against matters not covered by title insurance other than Permitted Liens), bills of sale, assignments, assumptions of liabilities and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel and the legal opinions described in Sections 6.2(b) and 6.3(b), and (b) the EXCL Parties shall (i) pay to American Two Million Dollars ($2,000,000) by wire transfer of immediately available federal funds to such account of American with a financial institution in the United States as is designated by American in written instructions to EXCL not later than two (2) business days prior to the Closing and (ii) issue and deliver to American one or more certificates (as is designated by American in written instructions to EXCL not later than two (2) business days prior to the Closing) representing 150,000 shares of Latin Common Stock (which number is subject to adjustment as provided in the definition of EXCL Residual Group Assets). The above payment of cash and delivery of Latin Common Stock shall be allocated among the American Assets as set forth in a schedule mutually agreed upon by the parties.

         2.5 Accounts Receivable. Effective upon the earlier to occur of Closing or the commencement of the effectiveness of the EXCL Station TBA, the EXCL Parties hereby appoint American their agent for the purpose of collecting all Accounts Receivable relating to KINK and KOTK-AM (other than Accounts Receivable past due for more than one hundred and twenty (120) days). Portland shall deliver to American on or as soon as practicable after the earlier to occur of the applicable TBA Date or the Closing Date (but, in any event, within ten (10) days after such earlier date) a complete and detailed statement showing the name, amount and age of each Account Receivable of KINK and KOTK-AM. Subject to and limited by the following, revenues relating to the KINK and KOTK-AM Accounts Receivable will be for the account of Portland. American shall use the same collection procedures as it uses with respect to its own accounts receivable to collect the Accounts Receivable with respect to which it is acting as agent for a period commencing upon the earlier to occur of (a) the effectiveness of the EXCL Stations TBA and (b) the Closing Date and continuing until the expiration of one hundred and twenty (120) days after the Closing Date (the "Collection Period"). Any payment received by American during the Collection Period from any customer with an account which is an Account Receivable with respect to which it is acting as agent shall first be applied in reduction of such Account Receivable, unless the customer independently indicates otherwise in writing. During the Collection Period, American shall furnish Portland with a list of, and pay over to Portland, the amounts collected with respect to the Accounts Receivable with respect to which it is acting as agent within five (5) days after the end of each month during the Collection Period. American shall provide Portland with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of American at and after such time, American and Portland shall meet to mutually and in good faith analyze any uncollected Accounts Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if American desires to retain such Accounts Receivable in the interest of maintaining an advertising relationship. As to each such Accounts Receivable, American and Portland shall in good faith attempt to negotiate the value of such Accounts Receivable, which American shall pay to Portland if American, in its sole discretion, chooses to retain such Accounts Receivable. Portland shall retain the right to collect any of its Accounts Receivable as to which American and Portland are unable to reach agreement as to such value, and American agrees to turn over to Portland any payments received against any such Accounts Receivable. American shall not be obligated to use any extraordinary efforts to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and American shall not make any such referral or compromise, nor settle or adjust the amount of any such Accounts Receivable, except with the approval of Portland; provided, however, that, at the discretion of Portland, American shall refer Accounts Receivable of KINK which are in excess of one hundred and twenty
(120) days past due to a collection agency or an attorney for collection, whereupon Portland shall be responsible for the collection thereof. American shall not incur any liability to Portland for any uncollected Accounts Receivable unless American shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with American with respect thereto to the contrary, neither Portland nor its agents shall make any direct solicitation of the Accounts Receivable of KINK for collection purposes, except for Accounts Receivable retained by Portland.

         With respect to all Stations, other than KINK and KOTK-AM, the party owning such Station shall be responsible for and shall collect the Accounts Receivable of such Stations, and neither the other party nor any of its agents shall make any direct solicitation of such Accounts Receivable for collection purposes.

                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE EXCL PARTIES

         Each of the EXCL Parties, jointly and severally, hereby represents, warrants and covenants to, and agrees with, the American Parties as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each EXCL Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each EXCL Party has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Exchange and the other Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of each EXCL Party. This Agreement has been duly executed and delivered by each EXCL Party and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Exchange and the other Transactions will, when executed and delivered by such EXCL Party, constitute, the legal, valid and binding obligation of such EXCL Party, enforceable against such EXCL Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the EXCL Disclosure Schedule, neither the execution and delivery by each EXCL Party of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by each EXCL Party of the Exchange and the other Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each EXCL Party:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of any EXCL Party or any Applicable Law on the part of any EXCL Party, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any EXCL Material Agreement; or

                  (ii) will require any EXCL Party to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except for the FCC Consents and filings under the Hart-Scott-Rodino Act and Private Authorizations, the failure of which to be obtained or maintained would not, individually or in the aggregate, have a material adverse effect on EXCL.

         (d) Except as set forth on Section 3.1(d) of the EXCL Disclosure Schedule, Latin does not have any direct or indirect Subsidiaries or other Affiliates which own or have any interest in or are a party to any agreement, arrangement or understanding relating to either of the EXCL Stations or any of the EXCL Assets other than the other EXCL Parties. To the extent that any direct or indirect Subsidiaries or other Affiliates of any EXCL Party (other than those which are parties to this Agreement) has any interest in or are a party to any agreement, arrangement or understanding relating to either of the EXCL Stations or any of the EXCL Assets, the EXCL Parties shall cause such other direct or indirect Subsidiaries or other Affiliates to convey such interest to the American Parties as part of the EXCL Assets and will cause any such nonassumed agreement, arrangement or understanding to be terminated or otherwise amended prior to the Closing to the extent necessary to avoid any Lien or Claim against any of the EXCL Assets or either of the EXCL Stations or any transferee liability against either of the American Parties with respect thereto.

         3.2 Financial and Other Information. EXCL has heretofore furnished to American copies of the unaudited financial statements of KINK listed in Section
3.2 of the EXCL Disclosure  Schedule (the "EXCL Station Financial  Statements").

The EXCL Station Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period, are true, accurate and complete in all material respects, and fairly present the financial condition, results of operations and cash flow of KINK, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby, except as set forth in Section 3.2 of the EXCL Disclosure Schedule or as otherwise noted in the EXCL Station Financial Statements and except for year end audit adjustments and accruals and the absence of notes. Except solely for the obligations and liabilities to be assumed by the American Parties pursuant to the EXCL Assumable Agreements, the Permitted Liens, items for which proration is made pursuant to the provisions of Section 2.3, and changes and conditions affecting the radio broadcasting industry generally, there will, at the time of Closing, be no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, relating to the EXCL Parties, any of the EXCL Assets or either of the EXCL Stations which could, after the Closing, result in any form of transferee liability against either American Party or subject any of the EXCL Assets or either of the EXCL Stations to any Lien or otherwise materially adversely affect the full, free and unencumbered ownership or operations of the EXCL Assets and the conduct of the business of either of the EXCL Stations by the American Parties. Notwithstanding anything herein contained to the contrary, the American Parties acknowledge that (a) Portland has owned and operated KINK and radio station KOTK-AM from a common facility and using common sales personnel, (b) Portland has entered into a contract to sell and time broker KOTK-AM, and (c) the allocation of income and expenses between KINK and KOTK-AM on the EXCL Station Financial Statements was made by Portland management prior to the acquisition of the capital stock of Portland by EXCL, solely for Portland's internal purposes.

         3.3 Changes in Condition. Since December 31, 1996, there has been no material adverse change in EXCL, except (a) to the extent specifically described in Section 3.3 of the EXCL Disclosure Schedule, (b) for changes due to general business, market and economic conditions, and (c) changes due to matters affecting the radio broadcasting industry generally. Except to the extent specifically described in Section 3.3 of the EXCL Disclosure Schedule, there is no Event known to EXCL which materially adversely affects, or (so far as EXCL can now reasonably foresee) is likely to materially adversely affect, EXCL, except (a) to the extent specifically described in Section 3.3 of the EXCL Disclosure Schedule and (b) for general business, market and economic conditions and matters affecting the radio broadcasting industry generally.

         3.4 Material Statements and Omissions; Absence of Events; Materiality. No representation or warranty made by EXCL contained in this Agreement, the EXCL Disclosure Schedule or any certificate, document or other instrument furnished or to be furnished by EXCL pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. Except as set forth in Section 3.4 of the EXCL Disclosure Schedule, EXCL is not aware of any impending or contemplated Event (other than Events affecting general business, market or economic conditions or the radio broadcasting industry generally) that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the EXCL Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the EXCL Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to EXCL.

         3.5      Title to Properties; Leases.

         (a) Section 3.5(a) of the EXCL Disclosure Schedule lists all Real Property owned by any EXCL Party (the "EXCL Owned Real Property") and describes all Leases of Real Property (the "EXCL Leases") which is used or held for use in the operation of either of the EXCL Stations (the EXCL Owned Real Property and the real property subject to the EXCL Leases, being hereinafter referred to collectively as the "EXCL Real Property"). One of the EXCL Parties has (and American will upon Closing obtain) good and marketable title to the EXCL Owned Real Property and valid and subsisting leasehold interests in the EXCL Leases, in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(a) of the EXCL Disclosure Schedule (which Liens, to the extent they are not Permitted Liens, shall be released prior to Closing). Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list and description of which is set forth in Section 3.5(a) of the EXCL Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names any EXCL Party as debtor or which covers or purports to cover any of the EXCL Assets is on file in any state or other jurisdiction, and no EXCL Party has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. One of the EXCL Parties has full legal and practical access to all of the EXCL Owned Real Property, except to the extent, if any, set forth in Section 3.5(a) of the EXCL Disclosure Schedule. The EXCL Owned Real Property, together with the real property that is subject to the EXCL Leases, includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business of each of the EXCL Stations as they are now conducted. The buildings, structures, improvements or fixtures constructed on any EXCL Owned Real Property and real property that is subject to the EXCL Leases, including without limitation all towers, guy wires and guy anchors and ground radials, do not, to EXCL's knowledge, encroach upon adjoining real property, and are operated and used in conformance in all material respects with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes, except to the extent, if any, set forth in Section 3.5(a) of the EXCL Disclosure Schedule. All buildings, structures, towers, antennae, improvements and fixtures comprising the EXCL Owned Real Property or real property that is subject to the EXCL Leases are in good and technically sound operating condition, have no latent structural mechanical or other defects of material significance, are reasonably suited for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business of each of the EXCL Stations as presently conducted, except to the extent, if any, set forth in
Section 3.5(a) of the EXCL Disclosure Schedule. There is no pending or, to EXCL's knowledge, threatened condemnation or other legal proceeding or action of any kind relating to ant EXCL Real Property and/or title thereto.

         Except as otherwise set forth in Section 3.5(a) of the EXCL Disclosure Schedule, each EXCL Lease included in the EXCL Real Property has been duly authorized, executed and delivered by the appropriate EXCL Party and, to EXCL's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of the appropriate EXCL Party, and, to EXCL's knowledge, each of the other parties thereto, enforceable in accordance with its terms. The appropriate EXCL Party has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all EXCL Leases pursuant to which it holds any EXCL Real Property. All EXCL Leases are valid and subsisting and in full force and effect; neither any EXCL Party nor, to EXCL's knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any EXCL Lease.

         (b) Section 3.5(b) of the EXCL Disclosure Schedule contains a true, accurate and complete description of all material items of Personal Property (other than those constituting EXCL Excluded Assets) used or held for use in the ownership, operation of conduct of the business of either of the EXCL Stations. An EXCL Party owns and has good and merchantable title to all of the EXCL Personal Property, free and clear of all Liens, except (i) Permitted Liens and
(ii) Liens set forth on Section 3.5(b) of the EXCL Disclosure Schedule (which Liens shall, to the extent they are not Permitted Liens, be released prior to Closing). Except as set forth in Section 3.5(b) of the EXCL Disclosure Schedule, all material items of EXCL Personal Property are in good operating condition, normal wear and tear excepted, have been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permit the EXCL Stations to be operated in all material respects in accordance with the terms and conditions of their respective FCC Licenses and all Applicable Laws.

         3.6 Compliance with Private Authorizations. Section 3.6 of the EXCL Disclosure Schedule sets forth a true, accurate and complete list and description of each EXCL Private Authorization which, individually or when taken together with other substantially similar EXCL Private Authorizations, is material to the EXCL Assets or either of the EXCL Stations, all of which are in full force and effect. One of the EXCL Parties has obtained all Private Authorizations which are necessary for the ownership and operation by the EXCL Parties of the EXCL Assets and the conduct of the business of each of the EXCL Stations as now conducted or which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect EXCL. No EXCL Party is in breach or violation of, or in default in the performance, observance or fulfillment of, any EXCL Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any EXCL Private Authorization, except for such defaults, breaches or violations as do not and will not have, individually or in the aggregate, any material adverse effect on EXCL. No EXCL Private Authorization is the subject of any pending or, to EXCL's knowledge, threatened challenge, revocation or termination.

        3.7      Compliance with Governmental Authorizations and Applicable Law.

         (a)  Section  3.7(a)  of  the  EXCL  Disclosure   Schedule  contains  a
description of:

                  (i) all Claims and Legal Actions pending or, to EXCL's knowledge, threatened against any EXCL Party with respect to the operation or ownership of any of the EXCL Assets or the conduct of the business of either of the EXCL Stations including without limitation all Claims which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any of the EXCL FCC Licenses or the imposition of any restriction of such a nature as would adversely affect the ownership or operations of any of the EXCL Assets or the conduct of the business of either of the EXCL Stations; in particular, but without limiting the generality of the foregoing,
         Section 3.7(a) of the EXCL Disclosure Schedule contains a description of any complaints or Claims pending or, to EXCL's knowledge, threatened
         (x) before the FCC relating to the ownership or operations of any of the EXCL Assets or the conduct of the business of either of the EXCL Stations other than complaints or Claims which affect the radio broadcasting industry generally, or (y) before any Authority involving charges of illegal discrimination by either of the EXCL Stations under any federal or state employment Laws; and

                  (ii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws to own and operate each of the EXCL Stations, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect (the "EXCL Governmental Authorizations").


Attached to the EXCL Disclosure Schedule are true, correct and complete copies of the EXCL Governmental Authorizations (including without limitation any and all amendments and other modifications thereto).

         (b) One of the EXCL Parties is the authorized legal holder of the FCC Licenses listed in Section 3.7(a) of the EXCL Disclosure Schedule, none of which is subject to any restriction or condition which would limit in any material respect the operations of the EXCL Stations as currently conducted, except for such conditions as are set forth on the face of such FCC License or generally applicable to the radio broadcasting industry. The EXCL FCC Licenses are valid and in good standing, are in full force and effect and are not impaired in any respect by any act or omission of any EXCL Party or its officers, directors, employees or agents. The EXCL Stations are operating in all material respects in accordance with the EXCL FCC Licenses, all underlying construction permits and the FCA. Except as disclosed in Section 3.7(b) of the EXCL Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of any EXCL FCC Licenses and, to EXCL's knowledge, there is not as of the date of this Agreement issued or outstanding any investigation or complaint against any EXCL Party by or before the FCC relating to any of the EXCL Stations. Except as disclosed in Section 3.7(b) of the EXCL Disclosure Schedule, as of the date of this Agreement, there is no proceeding pending at, or outstanding notice of violation from, the FCC relating to any of the EXCL Stations. All fees payable to Authorities pursuant to the EXCL Station FCC Licenses, including FCC annual regulatory fees, have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have an adverse effect on EXCL. Except (i) as set forth in Section 3.7(b) of the EXCL Disclosure Schedule and (ii) for such reports, forms and statements the failure of which to file would not, individually or in the aggregate, have a material adverse effect on the EXCL Stations, all reports, forms and statements required to be filed by any EXCL Party with the FCC with respect to the EXCL Stations have been filed and are true, complete and accurate in all respects. To EXCL's knowledge, under the FCA, there are no facts that would disqualify it as the transferee of the control of the American Stations.

         The EXCL Governmental Authorizations comprise all Governmental Authorizations which are necessary for the lawful ownership or operation of the EXCL Assets or the lawful conduct of the business of the EXCL Stations as now conducted, except for Governmental Authorizations, the failure of which to obtain and maintain, would not, individually or in the aggregate, have a material adverse effect on the EXCL Assets or the EXCL Stations. No EXCL Governmental Authorization is the subject of any pending or, to EXCL's knowledge, threatened challenge or proceeding to revoke or terminate any EXCL Governmental Authorization. To EXCL's knowledge, except as set forth in Section 3.7(b) of the EXCL Disclosure Schedule, no EXCL Party has any reason to believe that any EXCL Governmental Authorization would not be renewed in the name of one of the EXCL Parties by the granting Authority in the ordinary course.

         3.8 Intangible Assets. Section 3.8 of the EXCL Disclosure Schedule sets forth a true, accurate and complete description of all material Intangible Assets held or used by the EXCL Parties (other than EXCL Governmental Authorizations and EXCL Private Authorizations) relating to the ownership and operation of the EXCL Assets (insofar as they relate to KINK) or the conduct of the business of KINK (the "KINK Intangible Assets"), including without limitation the nature of each EXCL Party's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Portland owns or possesses or otherwise has the right to use all such KINK Intangible Assets necessary for the ownership and operation of the EXCL Assets (insofar as they relate to KINK) and the conduct of the business of KINK as currently conducted. Except as set forth in Section 3.8 of the EXCL Disclosure Schedule, no material Intangible Assets (except EXCL Governmental Authorizations or EXCL Private Authorizations and the KINK Intangible Assets so set forth) are required for the ownership or operation of the EXCL Assets (insofar as they relate to KINK) or the conduct of the business of either of KINK as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date.

         3.9 Related Transactions. No EXCL Party is a party or subject to any Contractual Obligation relating to the ownership and operation of the EXCL Assets or the conduct of the business of either of the EXCL Stations between any EXCL Party and any of its officers, directors, stockholders, employees or, to the knowledge of EXCL, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) the EXCL Employee Plans or EXCL Material Agreements constituting employment agreements, and (ii) Contractual Obligations between any EXCL Party and its officers which constitute EXCL Excluded Assets and EXCL Nonassumed Liabilities.

         3.10 Insurance. One of the EXCL Parties maintains, with respect to the EXCL Assets and the EXCL Stations, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in EXCL's reasonable business judgment prudent (a true, complete and accurate description of which is set forth in Section 3.10 of the EXCL Disclosure Schedule).

         3.11 Tax Matters. Each EXCL Party has in respect of the EXCL Assets and the EXCL Stations filed all material Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith. There are no unpaid Taxes which are due and payable, or alleged to be due and payable by any Taxing Authority, the non-payment of which is or could become a Lien on any of the EXCL Assets or either of the EXCL Stations or result in any transferee liability against either of the American Parties. All Taxes in respect of the EXCL Assets and the EXCL Stations which any EXCL Party is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. No EXCL Party has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax associated with the EXCL Assets or the EXCL Stations for the fiscal years prior to and including the most recent fiscal year.

         3.12     Employee Benefit Plans; EXCL Station Employees.

         (a) Section 3.12(a) of the EXCL Disclosure Schedule contains a true, accurate and complete list (and brief description) as of the date of this Agreement of all employee benefit plans which are applicable to the KINK Station Employees (the "KINK Employee Plans"). Neither any EXCL Party nor its Affiliates maintains any other employee benefit plan, as that term is defined in Section 3 of ERISA, applicable to the KINK Station Employees.

         (b) Section 3.12(b) of the EXCL Disclosure Schedule contains a true, accurate and complete list of all persons employed by any EXCL Party in the ownership or operation of any of the EXCL Assets (insofar as they relate to KINK) or the conduct of the business of KINK (the "KINK Station Employees"), together with each such employee's date of hire, the title or capacity in which such person is employed, and a description of material compensation arrangements (other than any KINK Employee Plans).

         (c) No EXCL Party has received any notice that, and no EXCL Party is aware of, any KINK Station Employee who shall or is likely to terminate his or her employment relationship with KINK upon the execution of this Agreement or after the Closing, except as set forth in Section 3.12(c) of the EXCL Disclosure Schedule (which Section of the EXCL Disclosure Schedule shall be updated as of Closing).

         (d) Except as described in Section 3.12(d) of the EXCL Disclosure Schedule, (i) none of the employees employed by any EXCL Party in the ownership or operation of any of the EXCL Assets or the conduct of the business of either of the EXCL Stations (the "EXCL Station Employees") is now or, to EXCL's knowledge, has been represented by any labor union or other employee collective bargaining organization, and no EXCL Party is or has been a party to any labor or other collective bargaining agreement with respect to any EXCL Station Employee, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and
(iii) no EXCL Party nor any of such employees is now or, to EXCL's knowledge, has been subject to, involved in or threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to any EXCL Station Employee.

         3.13 Inapplicability of Specified Statutes. EXCL is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.14 Material Agreements. Listed on Section 3.14 of the EXCL Disclosure Schedule are all Material Agreements relating to the ownership or operation of the EXCL Assets or the conduct of the business of either of the EXCL Stations or to which any EXCL Party is a party or to which any of them is bound or to which any of the EXCL Assets is subject (the "EXCL Material Agreements"). True, accurate and complete copies of each EXCL Material Agreement have been made available by EXCL to American and EXCL has provided American with photocopies of all EXCL Material Agreements requested by American (or true, accurate and complete  descriptions  of the  material  terms  thereof  have been set forth in
Section 4.16 of the EXCL Disclosure Schedule, if any such Material Agreements are oral). All of the EXCL Material Agreements are valid, binding and legally enforceable obligations of an EXCL Party and, to EXCL's knowledge, all other parties thereto (except to the extent that the invalidity or non-binding nature of any EXCL Material Agreements, individually or in the aggregate, would not have a material adverse effect on EXCL). Each EXCL Party has duly complied in all material respects with all of the terms and conditions of each EXCL Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of EXCL, threatened Claim that any EXCL Party has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any EXCL Material Agreement or materially impair the rights or benefits, or materially increase the costs, of any EXCL Party under any EXCL Material Agreement. No EXCL Party has granted any material waivers or forbearance under any EXCL Material Agreement and, to EXCL's knowledge, no third party is in material default in the performance of any of its obligations under any EXCL Material Agreement. Except for those consents or approvals listed in Section 3.14 of the EXCL Disclosure Schedule, no consents or approvals of any third party are necessary to permit the assignment by the EXCL Parties of the EXCL Material Agreements to the American Parties and such assignment will not affect the validity or enforceability of any EXCL Material Agreement or cause any material change in the substantive terms of any of them.

         3.15 Ordinary Course of Business. Each EXCL Party, from the end of its most recent fiscal quarter to the date hereof, except (i) as may be described on
Section 3.15 of the EXCL Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the EXCL Assets and each of the EXCL Stations:

                  (a) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not incurred any  obligations  or liabilities
                  (fixed, contingent or other) which would obligate any American Party after the Closing having a value in excess of $20,000 singly or $100,000 in the aggregate;

                           (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any EXCL Asset having a value in excess of $20,000;

                           (iii) has not entered into any commitments which would obligate any American Party after the Closing having a value in excess of $20,000 singly or $100,000 in the aggregate;

                           (iv) has not made or  committed  to make any material
                  additions to its property or any purchases of equipment, except for normal maintenance and repairs and items covered by the Station's capital budget; and

                           (v) has not entered into,  amended or terminated  any
                  EXCL Lease, EXCL Governmental Authorization, EXCL Private Authorization, EXCL Material Agreement or Contractual Obligation, or any transaction, agreement or arrangement with any Affiliate of any EXCL Party;

                  (c) has not increased the compensation payable or to become payable to any of the KINK Station Employees other than in the ordinary course of business or otherwise materially altered, modified or changed the terms of their employment;

                  (d) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority which will not have been repaired, cured or replaced prior to the Closing Date;

                  (e) has not waived any rights of material value without fair and adequate consideration;

                  (f) has not experienced any work stoppage with respect to KINK; and

                  (g) has not entered into any Trade Agreement with respect to KINK (i) which are outside the ordinary course of business or (ii) otherwise than in accordance with Portland's prior policies and practices.

         3.16 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Exchange or the subject matter of any other Transaction in the capacity of broker, agent or finder or in any similar capacity on behalf of any EXCL Party, other than Star Media Group, whose fees and expenses shall be the sole responsibility of the EXCL Parties.

         3.17 Solvency. As of the execution and delivery of this Agreement, each EXCL Party is, and immediately prior to giving effect to the consummation of the Exchange and the other Transactions will be, solvent.

         3.18 Environmental Matters. Except as set forth in Section 3.18 of the EXCL Disclosure Schedule, with respect to the EXCL Assets, each EXCL Party (to the knowledge of each EXCL Party (other than Portland) with respect to KINK relating to periods prior to the acquisition by EXCL of the capital stock of the parent of Portland):

                  (a) to the knowledge of each EXCL Party, has not been notified in writing that it is potentially liable under, has not received any written request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into any consent decree, compliance order or administrative order issued pursuant to any applicable Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any applicable Environmental Law;

                  (d) is, to the knowledge of each EXCL Party, in compliance in all material respects with all applicable Environmental Laws, has, to EXCL's knowledge, obtained all Environmental Permits required under applicable Environmental Laws, and is not the subject of or, to EXCL's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to material violations or material breaches of any applicable Environmental Law; and

                  (e) has no knowledge that any Hazardous Material is or has been located at, on, in or under, or has been released or transported from, the EXCL Assets or the EXCL Real Property in such manner so as to require remediation, removal or cleanup or other liability under, any Environmental Laws.

Notwithstanding any other provisions of this Agreement, the EXCL Parties make no representation or warranty as to any matter relating to any Environmental Law other than as set forth in this Section.

         3.19 Trade or Barter. Section 3.19 of the EXCL Disclosure Schedule sets forth a true, complete and accurate description (including of all obligations and liabilities remaining thereunder) of all of KINK Trade Agreements currently in effect that individually involve or may involve, valued in accordance with GAAP, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two months.

         3.20 Bulk Sales. The EXCL Parties believe that the provisions of the Bulk Sales Laws of the States of California and Oregon do not apply to the transfer of the EXCL Assets in accordance with the terms of this Agreement. To the extent that such Bulk Sales Laws do apply, the sole recourse of the American Parties with respect to breach of this representation and warranty and any transferee liability due to noncompliance with such laws shall be the indemnification provisions of Article 8.

         3.21 Authorized and Outstanding Capital Stock. The authorized and outstanding capital stock of Latin is as set forth in Section 3.21 of the EXCL Disclosure Schedule. The shares of Common Stock of Latin to be issued to American pursuant to the consummation of Exchange and the other Transactions (the "Latin Common Stock") have been duly authorized and, when so issued, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights, other than restrictions set forth in the Latin Stockholder Agreement and the Latin Registration Rights Agreement. All of the outstanding capital stock of Latin is owned of record as of the date of this Agreement by the stockholders as set forth in Section 3.21 of the EXCL Disclosure Schedule. There is neither outstanding nor has Latin agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security, and Latin is not a party to and is not bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security, except as set forth in Section 3.21 of EXCL Disclosure Schedule.

                                 ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF THE AMERICAN PARTIES

         Each American Party, jointly and severally, hereby represents, warrants and covenants to, and agrees with, the EXCL Parties as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each American Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each American Party has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Exchange and the other Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of each American Party. This Agreement has been duly executed and delivered by each American Party and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Exchange and the other Transactions will, when executed and delivered by such American Party, constitute, the legal, valid and binding obligation of such American Party, enforceable against such American Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 4.1(c) of the American Disclosure Schedule, neither the execution and delivery by any American Party of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by each American Party of the Exchange and the other Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each American Party:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of any American Party or any Applicable Law on the part of any American Party, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any American Material Agreement; or

                  (ii) will require any American Party to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except for the FCC Consents and filings under the Hart-Scott-Rodino Act and Private Authorizations, the failure of which to be obtained or maintained would not, individually or in the aggregate, have an adverse effect on American.

         (d) American does not have any direct or indirect Subsidiaries which own or have any interest in or are a party to any agreement, arrangement or understanding relating to either of the American Stations or any of the American Assets other than American License. To the extent that any direct or indirect Subsidiaries or other Affiliates of any American Party (other than those which are parties to this Agreement) has any interest in or are a party to any agreement, arrangement or understanding relating to either of the American Stations or any of the American Assets, the American Parties shall cause such other direct or indirect Subsidiaries or other Affiliates to convey such interest to the American Parties as part of the American Assets and will cause any such nonassumed agreement, arrangement or understanding to be terminated or otherwise amended prior to the Closing to the extent necessary to avoid any Lien or Claim against any of the American Assets or either of the American Stations or any transferee liability against any of the EXCL Parties with respect thereto.

         4.2 Financial and Other Information. American has heretofore furnished to EXCL copies of the unaudited financial statements of the American Stations listed in Section 4.2 of the American Disclosure Schedule (the "American Station Financial Statements"). The American Station Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period, are true, accurate and complete in all material respects, and fairly present the financial condition, results of operations and cash flow of the American Stations, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby, except as set forth in
Section 4.2 of the American Disclosure Schedule or as otherwise noted in the American Station Financial Statements and except for year end audit adjustments and accruals and the absence of notes. Except solely for the obligations and liabilities to be assumed by the American Parties pursuant to the American Assumable Agreements, the Permitted Liens, items for which proration is made pursuant to the provisions of Section 2.3, and changes and conditions affecting the radio broadcasting industry generally, there will, at the time of Closing, be no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, relating to American, any of the American Assets or either of the American Stations which could, after the Closing, result in any form of transferee liability against any EXCL Party or subject any of the American Assets or either of the American Stations to any Lien or otherwise materially adversely affect the full, free and unencumbered ownership or operations of the American Assets and the conduct of the business of either of the American Stations by the EXCL Parties.

         4.3 Changes in Condition. Since December 31, 1996, there has been no material adverse change in American, except (a) to the extent specifically described in Section 4.3 of the American Disclosure Schedule, (b) for changes due to general business, market and economic conditions, and (c) changes due to matters affecting the radio broadcasting industry generally. Except to the extent specifically described in Section 4.3 of the American Disclosure Schedule, there is no Event known to American which materially adversely affects, or (so far as American can now reasonably foresee) is likely to materially adversely affect, American, except (a) to the extent specifically described in Section 4.3 of the American Disclosure Schedule and (b) for general business, market and economic conditions and matters affecting the radio broadcasting industry generally.

         4.4 Material Statements and Omissions; Absence of Events; Materiality. No representation or warranty made by American contained in this Agreement, the American Disclosure Schedule or any certificate, document or other instrument furnished or to be furnished by American pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. American is not aware of any impending or contemplated Event (other than Events affecting general business, market or economic conditions or the radio broadcasting industry generally) that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the EXCL Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the American Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to American.

         4.5      Title to Properties; Leases.

         (a) Section 4.5(a) of the American Disclosure Schedule lists all Real Property owned by any American Party (the "American Owned Real Property") and describes all Leases of Real Property (the "American Leases") which is used or held for use in the operation of either of the American Stations (the American Owned Real Property and the real property subject to the American Leases, being hereinafter referred to collectively as the "American Real Property"). American has (and the EXCL Parties will upon Closing obtain) good and marketable title to the American Owned Real Property and valid and subsisting leasehold interests in the American Leases, in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 4.5(a) of the American Disclosure Schedule (which Liens, to the extent they are not Permitted Liens, shall be released prior to Closing). Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list and description of which is set forth in Section 4.5(a) of the American Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names any American Party as debtor or which covers or purports to cover any of the American Assets is on file in any state or other jurisdiction, and no American Party has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. American has full legal and practical access to all of the American Owned Real Property, except to the extent, if any, set forth in Section 4.5(a) of the American Disclosure Schedule. The American Owned Real Property, together with the real property that is subject to the American Leases, includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business of each of the American Stations as they are now conducted. The buildings, structures, improvements or fixtures constructed on any American Owned Real Property and real property that is subject to the American Leases, including without limitation all towers, guy wires and guy anchors and ground radials, do not, to American's knowledge, encroach upon adjoining real property, and are operated and used in conformance in all material respects with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes, except to the extent, if any, set forth in Section 4.5(a) of the American Disclosure Schedule. All buildings, structures, towers, antennae, improvements and fixtures comprising the

American Owned Real Property or real property that is subject to the American Leases are in good and technically sound operating condition, have no latent structural mechanical or other defects of material significance, are reasonably suited for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business of each of the American Stations as presently conducted, except to the extent, if any, set forth in Section 4.5(a) of the American Disclosure Schedule. There is no pending or, to American's knowledge, threatened condemnation or other legal proceeding or action of any kind relating to the American Real Property and/or title thereto.

         Except as otherwise set forth in Section 4.5(a) of the American Disclosure Schedule, each American Lease included in the American Real Property has been duly authorized, executed and delivered by the American, and, to American's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of American, and, to American's knowledge, each of the other parties thereto, enforceable in accordance with its terms. American has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all American Leases pursuant to which it holds any American Real Property. All American Leases are valid and subsisting and in full force and effect; neither American nor, to American's knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any American Lease.

         (b) Section 4.5(b) of the American Disclosure Schedule contains a true, accurate and complete description of all material items of Personal Property (other than those constituting American Excluded Assets) used or held for use in the ownership, operation or conduct of the business of either of the American Stations. American owns and has good and merchantable title to all of the American Personal Property, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(b) of the American Disclosure Schedule (which Liens shall, to the extent they are not Permitted Liens, be released prior to Closing). Except as set forth in Section 4.5(b) of the American Disclosure Schedule, all material items of American Personal Property are in good operating condition, normal wear and tear excepted, have been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permit the American Stations to be operated in accordance with the terms and conditions of their respective FCC Licenses and all Applicable Laws.

         4.6 Compliance with Private Authorizations. Section 4.6 of the American Disclosure Schedule sets forth a true, accurate and complete list and description of each American Private Authorization which, individually or when taken together with other substantially similar American Private Authorizations, is material to the American Assets or either of the American Stations, all of which are in full force and effect. One of the American Parties has obtained all Private Authorizations which are necessary for the ownership and operation by the American Parties of the American Assets and the conduct of the business of each of the American Stations as now conducted or which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect American. No American Party is in breach or violation of, or in default in the performance, observance or fulfillment of, any American Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any American Private

Authorization, except for such defaults, breaches or violations as do not and will not have, individually or in the aggregate, any material adverse effect on American. No American Private Authorization is the subject of any pending or, to American's knowledge, threatened challenge, revocation or termination.

         4.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 4.7(a) of the American Disclosure Schedule contains a description of:

                  (i) all Claims and Legal Actions pending or, to American's knowledge, threatened against any American Party with respect to the operation or ownership of any of the American Assets or the conduct of the business of either of the American Stations including without limitation all Claims which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any of the American FCC Licenses or the imposition of any restriction of such a nature as would adversely affect the ownership or operations of any of the American Assets or the conduct of the business of either of the American Stations; in particular, but without limiting the generality of the foregoing, Section 4.7(a) of the American Disclosure Schedule contains a description of any complaints or Claims pending or, to American's knowledge, threatened (x) before the FCC relating to the ownership or operations of any of the American Assets or the conduct of the business of either of the American Stations other than complaints or Claims which affect the radio broadcasting industry generally, or
         (y) before any Authority involving charges of illegal discrimination by either of the American Stations under any federal or state employment Laws; and

                  (ii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws to own and operate each of the American Stations, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect (the "American Governmental Authorizations").

Attached to the American Disclosure Schedule are true, correct and complete copies of the American Governmental Authorizations (including without limitation any and all amendments and other modifications thereto).

         (b) One of the American Parties is the authorized legal holder of the FCC Licenses listed in Section 4.7(a) of the American Disclosure Schedule, none of which is subject to any restriction or condition which would limit in any respect the operations of the American Stations as currently conducted, except for such conditions as are set forth on the face of such FCC License or generally applicable to the radio broadcasting industry. The American FCC Licenses are valid and in good standing, are in full force and effect and are not impaired in any respect by any act or omission of any American Party or its officers, directors, employees or agents. The American Stations are operating in all material respects in accordance with the American FCC Licenses, all underlying construction permits and the FCA. Except as disclosed in Section 4.7(b) of the American Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of any American FCC Licenses and, to American's knowledge, there is not as of the date of this Agreement issued or outstanding any investigation or complaint against any American Party by or before the FCC relating to any of the American Stations. Except as disclosed in
Section 4.7(b) of the American Disclosure Schedule, as of the date of this Agreement, there is no proceeding pending at, or outstanding notice of violation from, the FCC relating to any of the American Stations. All fees payable to Authorities pursuant to the American Station FCC Licenses, including FCC annual regulatory fees, have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have an adverse effect on American. Except (i) as set forth in Section 4.7(b) of the American Disclosure Schedule and (ii) for such reports, forms and statements the failure of which to file would not, individually or in the aggregate, have a material adverse effect on the American Stations, all reports, forms and statements required to be filed by any American Party with the FCC with respect to the American Stations have been filed and are true, complete and accurate in all respects. To American's knowledge, under the FCA, there are no facts that would disqualify it as the transferee of the control of the American Stations.

         The American Governmental Authorizations comprise all Governmental Authorizations which are necessary for the lawful ownership or operation of the American Assets or the lawful conduct of the business of the American Stations as now conducted, except for Governmental Authorizations, the failure of which to obtain and maintain, would not, individually or in the aggregate, have a material adverse effect on the American Assets or the American Stations. No
American Governmental Authorization is the subject of any pending or, to American's knowledge, threatened challenge or proceeding to revoke or terminate any American Governmental Authorization. To American's knowledge, except as set forth in Section 4.7(b) of the American Disclosure Schedule, no American Party has any reason to believe that any American Governmental Authorization would not be renewed in the name of one of the American Parties by the granting Authority in the ordinary course.

         4.8 Intangible Assets. Section 4.8 of the American Disclosure Schedule sets forth a true, accurate and complete description of all material Intangible Assets held or used by American (other than American Governmental Authorizations or American Private Authorizations) relating to the ownership and operation of the American Assets or the conduct of the business of the American Stations (the "American Intangible Assets"), including without limitation the nature of American's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. One of the American Parties owns or possesses or otherwise has the right to use all American Intangible Assets necessary for the ownership and operation of the American Assets and the conduct of the business of either the American Stations as currently conducted. Except as set forth in Section 4.8 of the American Disclosure Schedule, no Intangible Assets (except American Governmental Authorizations or American Private Authorizations and the American Intangible Assets so set forth) are required for the ownership or operation of the American Assets or the conduct of the business of either of the American Stations as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date.

         4.9 Related Transactions. No American Party is a party or subject to any Contractual Obligation relating to the ownership and operation of the American Assets or the conduct of the business of either of the American
Stations between any American Party and any of its officers, directors, stockholders, employees or, to the knowledge of American, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) the American Employee Plans or American Material Agreements constituting employment agreements, (ii) Contractual Obligations between American and its officers which constitute American Excluded Assets and American Nonassumed Liabilities, and (iii) a management agreement between American and American License which constitutes an American Excluded Asset and an American Nonassumed Liability.

         4.10 Insurance. One of the American Parties maintains, with respect to the American Assets and the American Stations , policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in American's reasonable business judgment prudent (a true, complete and accurate description of which is set forth in Section 4.10 of the American Disclosure Schedule).

         4.11 Tax Matters. Each American Party has in respect of the American Assets and the American Stations filed all material Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith. There are no unpaid Taxes which are due and payable, or alleged to be due and payable by any Taxing Authority, the non-payment of which is or could become a Lien on any of the American Assets or the American Stations or result in any transferee liability against either of the EXCL Parties. All Taxes in respect of the American Assets and the American Stations which American is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. No American Party has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax associated with the American Assets or the American Stations for the fiscal years prior to and including the most recent fiscal year.

         4.12 Employee Benefit Plans; American Station Employees. Except as described in Section 4.12 of the American Disclosure Schedule, with respect to the American Stations, (i) none of the persons employed by an American Party in the ownership or operation of any of the American Assets or the conduct of the business of either of the American Stations (the "American Station Employees") is now or, to American's knowledge, has been represented by any labor union or other employee collective bargaining organization, and no American Party is or has been a party to any labor or other collective bargaining agreement with respect to any American Station Employee, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and (iii) no American Party nor any of such employees is now or, to American's knowledge, has been subject to, involved in or threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to any American Station Employee.

         4.13 Inapplicability of Specified Statutes. American is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         4.14 Material Agreements. Listed on Section 4.14 of the American Disclosure Schedule are all Material Agreements relating to the ownership or operation of the American Assets or the conduct of the business of either of the American Stations or to which any American Party is a party or to which either of them is bound or to which any of the American Assets is subject (the "American Material Agreements"). True, accurate and complete copies of each American Material Agreement have been made available by American to EXCL and American has provided EXCL with photocopies of all American Material Agreements requested by EXCL (or true, accurate and complete descriptions of the material terms thereof have been set forth in Section 4.14 of the American Disclosure
Schedule, if any such Material Agreements are oral). All of the American Material Agreements are valid, binding and legally enforceable obligations of an American Party and, to American's knowledge, all other parties thereto (except to the extent that the invalidity or non-binding nature of any American Material Agreements, individually or in the aggregate, would not have a material adverse effect on American). Each American Party has duly complied in all material respects with all of the terms and conditions of each American Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of American, threatened Claim that any American Party has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any American Material Agreement or materially impair the rights or benefits, or materially increase the costs, of any American Party under any American Material Agreement. No American Party has granted any material waivers or forbearance under any American Material Agreement and, to American's knowledge, no third party is in material default in the performance of any of its obligations under any American Material Agreement. Except for those consents or approvals listed in Section 4.16 of the American Disclosure Schedule, no consents or approvals of any third party are necessary to permit the assignment by the American Parties of the American Material Agreements to the EXCL Parties and such assignment will not affect the validity or enforceability of any American Material Agreement or cause any material change in the substantive terms of any of them.

         4.15 Ordinary Course of Business. Each American Party, from the end of its most recent fiscal quarter to the date hereof, except (i) as may be described on Section 4.15 of the American Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the American Assets and American:

                 (a) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not incurred any  obligations  or liabilities
                  (fixed, contingent or other) which would obligate any EXCL Party after the Closing having a value in excess of $20,000 singly or $100,000 in the aggregate;

                           (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any American Asset having a value in excess of $20,000;

                           (iii) has not entered into any commitments which would obligate any EXCL Party after the Closing having a value in excess of $20,000 singly or $100,000 in the aggregate;

                           (iv) has not made or  committed  to make any material
                  additions to its property or any purchases of equipment, except for normal maintenance and repairs and items covered by the Station's capital budget; and

                           (v) has not entered into,  amended or terminated  any
                  American Lease, American Governmental Authorization, American Private Authorization, American Material Agreement or
                  Contractual Obligation, or any transaction, agreement or arrangement with any Affiliate of any American Party;

                  (c) has not increased the compensation payable or to become payable to any of the American Station Employees other than in the ordinary course of business or otherwise materially altered, modified or changed the terms of their employment;

                  (d) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority which will not have been repaired, cured or replaced prior to the Closing Date;

         (e) has not waived any rights of material value without fair and adequate consideration;

         (f) has not experienced any work stoppage with respect to either American Station; and

                  (g) has not entered into any Trade Agreement with respect to either of the American Stations (i) which are outside the ordinary course of business or (ii) otherwise than in accordance with American's prior policies and practices

         4.16 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Exchange or the subject matter of any other Transaction in the capacity of broker, agent or finder or in any similar capacity on behalf of any American Party, other than Media Venture Partners, whose fees and expenses shall be the sole responsibility of the American Parties..

         4.17 Solvency. As of the execution and delivery of this Agreement, each American Party is, and immediately prior to giving effect to the consummation of the Exchange and the other Transactions will be, solvent.

         4.18 Environmental Matters. Except as set forth in Section 4.18 of the American Disclosure Schedule, with respect to the American Assets, any American Party (to the knowledge of each American Party with respect to periods prior to the acquisition of the American Stations by American):

                  (a) to the knowledge of American, has not been notified in writing that it is potentially liable under, has not received any written request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into any consent decree, compliance order or administrative order issued pursuant to any applicable Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any applicable Environmental Law;

                  (d) is, to the knowledge of American, in substantial compliance in all material respects with all applicable Environmental Laws, has, to American's knowledge, obtained all Environmental Permits required under applicable Environmental Laws, and is not the subject of or, to American's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to material violations or material breaches of any applicable Environmental Law; and

                  (e) has no knowledge that any Hazardous Material is or has been located at, on, in or under, or has been released or transported from, the American Assets or the American Real Property in such manner so as to require remediation, removal or cleanup or other liability under, any Environmental Laws.

Notwithstanding any other provisions of this Agreement, the EXCL Parties make no representation or warranty as to any matter relating to any Environmental Law other than as set forth in this Section.

         4.19 Trade or Barter. Section 4.19 of the American Disclosure Schedule sets forth a true, complete and accurate description (including of all obligations and liabilities remaining thereunder) of all American Trade Agreements currently in effect that individually involve or may involve, valued in accordance with GAAP, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two months.

         4.20 Bulk Sales. The American Parties believe that the provisions of the Bulk Sales Laws of the State of California do not apply to the transfer of the American Assets in accordance with the terms of this Agreement. To the extent that such Bulk Sales Laws do apply, the sole recourse of the EXCL Parties with respect to breach of this representation and warranty and any transferee liability due to noncompliance with such laws shall be the indemnification provisions of Article 8.

         4.21 Investment Representations.

         (a) American is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. American has received all the information American considers necessary or appropriate for deciding whether to acquire the Latin Common Stock including without limitation, copies of the Certificate of Incorporation and Bylaws of Latin, the Amended and Restated Stockholders Agreement dated as of November 1, 1996 among Latin and certain stockholders of Latin (the "Latin Stockholder Agreement"), the Registration Rights Agreement dated as of February 28, 1997 among Latin and certain stockholders of Latin, as amended as of March 14, 1997 (the "Latin Registration Rights Agreement"), the Credit Agreement dated as of February 28, 1997 between Latin and the First National Bank of Boston, and financial statements of Latin as requested by American. American has had an opportunity to ask questions of and receive answers from Latin regarding the business, properties, prospects, and financial condition of Latin and to obtain additional information (to the extent the Latin possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to American or to which American had access. American is acquiring the Latin Common Stock for its own account for investment with no present intention of distributing or reselling the same in violation of the Securities Act; provided, however, that notwithstanding the foregoing, American may pledge any or all of the Latin Common Stock to any bona fide lender to American. American covenants and agrees that it will not sell, assign, transfer or otherwise dispose of any of the Latin Common Stock in violation of the Securities Act. American does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Latin Common Stock, except for its obligation to pledge the Latin Common Stock to the lenders under its credit agreements with banks and other financial institutions.

         (b) American understands that the Latin Common Stock is not registered under the Securities Act on the ground that the offer and sale of the Latin Common Stock under this Agreement is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Latin's reliance on such exemption is predicated on American's representations set forth herein. American understands that Latin is not and will not be required to file a registration statement under the Securities Act in connection with any sale, transfer or other disposition of the Latin Common Stock, except as provided in the Latin Registration Rights Agreement.

         (c) American is experienced in evaluating and investing in securities of companies in the radio broadcasting business and acknowledges that American can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that American is capable of evaluating the merits and risks of the investment in the Latin Common Stock.

         (d) American understands that the Latin Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Latin Common Stock or an available exemption from registration under the Securities Act, the Latin Common Stock must be held indefinitely. Additionally, American is aware that the Latin Common Stock will be subject to the terms and conditions of the Latin Shareholders Agreement.

                                    ARTICLE 5

                                    COVENANTS

         5.1      Access to Information; Confidentiality.

         (a) Each party shall afford to the other party and its accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the Assets and the Stations; provided, however, that neither party shall contact the other party's employees (other than executive officers) or visit the other party's facilities, without the prior written consent of the party whose employees or facilities are involved. During such period, each party shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation the FCA) or filed by it or any of its Subsidiaries with any Authority in connection with the Exchange and other Transactions or which may have a material effect on their respective Assets or Stations or their businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations, and (ii) financial records, ledgers, work papers and other sources of financial information possessed or controlled by either of the parties or their accountants and such other information concerning any of the Assets or the Stations as American or EXCL shall reasonably request. All non-public information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and, except as required by Applicable Law (including without limitation in connection with any registration statement or similar document filed pursuant to any federal or state securities Law), shall not, without the prior written consent of the party disclosing such information, be disclosed by the other party in any manner whatsoever, in whole or in part, and shall not be used for any purposes, other than in connection with the Exchange and the other Transactions. Such information shall only be disclosed to and used by employees of the receiving party on a need to know basis in connection with the Exchange and the other Transactions; provided, however, that in no event shall such information be disclosed to any general manager or sales personnel of any station owned or operated by an American Party or Affiliate thereof or by an EXCL Party or Affiliate thereof without the prior written consent of the party whose information is being disclosed. In no event shall either party or any of its Representatives use such information to the detriment of the other party. Except as otherwise provided herein, each party agrees to reveal such information only to those of its Representatives or other Persons who need to know such the information for the purpose of evaluating and consummating the Exchange and the other Transactions, who are informed of the confidential nature of such information and who shall undertake in writing (a copy of which, if requested, will be furnished to the disclosing party) to act in accordance with the terms and conditions of this Agreement. From and after the Closing, each of the parties shall not, without the prior written consent of the other party, disclose any information remaining in its possession with respect to the Assets and Stations conveyed by it pursuant to the Exchange and no such information shall be used for any purposes, other than in connection with the Exchange and the other Transactions or to the extent required by Applicable Law. Without limiting the generality of the foregoing, American shall make available to the EXCL Parties, at their written request, any records in American's custody or possession and American personnel or consultants with knowledge pertaining to the modification of the KSSJ improvements, including without limitation all reports of Hadfield & Dawson prepared in connection with the Agreement, dated July 25, 1996, by and among, inter alia, American and Oscar and Beth Rothenberg.

         (b) Notwithstanding the provisions of Section 5.1(a), each party may disclose such information as it may reasonably determine to be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed, including without limitation in any registration statement or other document required to be filed under any federal or state securities law. To the extent Applicable Law requires disclosure by a party, such party shall give the other party an opportunity to review and comment on such disclosure prior to publication. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Exchange and the other Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto; provided, however, that neither party shall have any rights to indemnification under Article 8 with respect to any misrepresentation or breach of warranty of the other party actually known to such party as of the date hereof, as of the applicable TBA Date, or as of the Closing Date, unless such misrepresentation or breach of warranty is disclosed in writing to the other party on or prior to the date hereof, or on or prior to the applicable TBA Date, or on or prior to the Closing Date, respectively.

(d) The parties recognize that the American Parties and Portland are competitors in the Portland, Oregon area, and, if the Exchange and other Transactions do not close, the value of the business of Portland could be substantially diminished if the American Parties or their Affiliates were to solicit certain employees of Portland, or were to solicit the parties to or interfere with KINK's programming agreements. Therefore, the American Parties agree that if this Agreement is terminated or if the Exchange and other Transactions are not consummated by the Termination Date (other than due to a misrepresentation, breach or default on the part of any of the EXCL Parties), then for a period of six (6) months after such termination or non-consummation (the "Non- Solicitation Period"), (i) they will not directly or indirectly employ, or provide any compensation or remuneration of any kind to, any employee of Portland, or any employee of EXCL involved in any material way with KINK, or solicit or provide any inducement to any of such persons for the purpose of obtaining for the American Parties or any other Person the employment of such persons, (ii) they will cooperate with Portland to achieve Portland's reemployment of any current employees of Portland who were employed by American during the EXCL Stations TBA, and will not solicit or induce such employees to remain with American, and (iii) they will not directly or indirectly solicit any party to any programming agreement to which Portland or any Affiliate thereof is a party which relates to KINK, or interfere with the relationship between Portland and any such party; provided, however, that notwithstanding the foregoing clause (iii) any American Party or any Affiliate may transact business and enter into agreements with any such party (not including any employees of Portland) (x) with which it has a business relationship as of the date of this Agreement or (y) which was not directly or indirectly solicited by any American Party or any of its Affiliates during the Non-Solicitation Period. The American Parties recognize that a breach of any of the provisions set forth in this Section 5.1(d) will cause irreparable harm to the EXCL Parties and that actual damages may be difficult to ascertain and in any event may be inadequate. Accordingly, the American Parties agree that in the event of such breach, the EXCL Parties shall be entitled to injunctive relief in addition to such other legal or equitable remedies as may be available, and the other party, at its option, may seek to enforce its remedies in any court of competent jurisdiction.

         5.2 Agreement to Cooperate.

         (a) Each of the parties  hereto shall use its  reasonable  best efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Exchange and make effective the other Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Exchange or the making effective of the other Transactions, including, in all cases, without limitation using its best efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Exchange and the other Transactions by all such applicable Authorities, each of which must be obtained or become Final Orders in order to satisfy the condition applicable to it set forth in Section 6.1(c), (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation filings within ten (10) business days following the execution and delivery of this Agreement under the Hart-Scott-Rodino Act and all filings necessary for the American Parties and the EXCL Parties to own and operate the EXCL Stations and the American Stations, respectively), (iv) to lift any injunction or other legal bar to the Exchange or any of the other Transactions (and, in such case, to proceed with the Exchange and the other Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party. Without limiting the generality of the foregoing, the parties acknowledge and agree that the assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. The EXCL Parties and the American Parties shall (i) within ten (10) days following the execution and delivery of this Agreement, file with the FCC appropriate applications for FCC Consents, and (ii) unless the Closing has first occurred, file with the FCC on a timely basis applications for the renewal of the FCC Licenses for their respective Stations. The parties shall prosecute all of such applications with all reasonable diligence and otherwise use its best efforts to obtain the grant of FCC Consents and, if appropriate, grant of renewal applications, as expeditiously as practicable. If the FCC Consents, or, if appropriate, the grant of renewal applications, or any of them, imposes any condition on either party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to any FCC Consent or grant of a renewal application, EXCL and American shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to the provisions of Section 7.1). Notwithstanding anything in this Agreement to the contrary, the Exchange is expressly conditioned upon the grant of the Final Order as to the FCC Consents for the assignment of the FCC Licenses for the Stations and, if appropriate, the grant of renewal applications with respect to the Stations, without any condition which could materially adversely affect the Stations being acquired by such party, other than conditions generally applicable to the radio broadcasting industry or to stations of the same class and type as the Stations.

         (b) The parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Exchange and the other Transactions that are required or permitted to be filed on or before the Closing Date.

         (c) The EXCL Parties shall cooperate and use their reasonable best efforts to cause their independent accountants to reasonably cooperate with American, and at American's expense, in order to enable American to have its independent accountants prepare audited financial statements for the EXCL Stations for the three years ended December 31, 1996. Without limiting the generality of the foregoing, the EXCL Parties agrees that they will (i) consent to the use of such audited financial statements in any registration statement or other document filed by American (or any of its Subsidiaries) under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as American's independent accountants may reasonably request under the circumstances. American shall cooperate and use its reasonable best efforts to cause its independent accountants to reasonably cooperate with the EXCL Parties. and at the EXCL Parties' expense, in order to enable the EXCL Parties to have their independent accountants prepare audited financial statements for the American Stations for the three years ended December 31, 1996. Without limiting the generality of the foregoing, American agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by any of the EXCL Parties (or any of their Subsidiaries) under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as the EXCL Parties' independent accountants may reasonably request under the circumstances.

         (d) The parties acknowledge and agree that they intend, at the time the Hart-Scott-Rodino Act waiting period has expired or been terminated, if appropriate in light of the then contemplated Closing Date, to execute and deliver a time brokerage agreement with respect to each of (i) the American Stations substantially in the form of Exhibit A-1 attached hereto and made a part hereof (the "American TBA") and (ii) the EXCL Stations substantially in the form of Exhibit A-2 attached hereto and made a part hereof (the "EXCL Stations TBA"). Anything in this Agreement to the contrary notwithstanding, including without limitation any provision of Articles 3 and 4 and Sections 6.2 and 6.3,
(i) the EXCL Parties shall not be liable in any respect to the extent any of their representations and warranties contained in Article 3, and the American Parties shall not be liable in any respect to the extent any of their representations and warranties contained in Article 4, are not true and correct in any material respect on and as of the Closing Date due to any acts or omissions to act of the other party under, and following entry into, the EXCL Stations TBA and the American Stations TBA, respectively, (ii) the EXCL Parties and the American Parties shall not be liable in any respect to the extent any of their covenants contained in Article 5 are breached in any material respect on and as of the Closing Date due to any acts or omissions to act of the other party under, and following entry into, the EXCL Stations TBA and the American Stations TBA, respectively, (iii) the conditions set forth in Sections 6.2(e) and 6.3(e) shall not be deemed to be not satisfied as a result of any act or omission to act of American under, and following entry into, the EXCL Stations TBA and of the EXCL Parties under, and following entry into, the American Stations TBA, respectively, and (iv) the certificates to be delivered to American and EXCL pursuant to the provisions of Section 6.2(c) and 6.3(c), respectively, shall not be required to address any of such representations and warranties that are not true and correct in any material respect or any of such covenants that are breached in any material respect on and as of the Closing Date due to any act or omission to act of the other party under, and following entry into, the TBA Agreements.

         (e) Each of the EXCL Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to enable American, at its expense, (i) to complete its full upgrade of KSSJ and to receive program test authority at the full authorized facilities, and affording coverages and contours as set forth in the application for such upgrade filed by American with the FCC, a copy of which has heretofore been furnished by American to EXCL (the "American KSSJ Upgrade"), and (ii) to file an application to upgrade the signal of KBRG and, to the extent applicable, otherwise cooperate with American to enable it to so upgrade the signal.

         5.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, the EXCL Parties and the American Parties shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Exchange or any other Transaction and shall not issue any such press release or make any such public statement without the other's prior consent which consent shall not unreasonably be withheld, delayed or conditioned. Notwithstanding the foregoing, each party acknowledges and agrees that the EXCL Parties, on the one hand, and the American Parties, on the other hand, may, without the other's prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement.

         5.4 Notification of Certain Matters. EXCL and American shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it or any of its Subsidiaries or Affiliates contained in this Agreement to be untrue or inaccurate in any respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it or any of its Subsidiaries or Affiliates contained in this Agreement not to be complied with or satisfied, or
(iii) any change to be made in the EXCL Disclosure Schedule or the American Disclosure Schedule, as the case may be, in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. Neither the EXCL Parties nor the American Parties shall, nor shall they permit any Subsidiary or Affiliate, or any of their Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Exchange and the other Transactions) resulting in (i) any merger or consolidation of either, regardless of whether it is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (ii) any sale or other disposition of all or any substantial part of the EXCL Assets or either of the EXCL Stations or the American Assets or either of the American Stations, as the case may be. The provisions of this Section shall apply to each Subsidiary and Affiliate of either party.

         5.6 Conduct of Business by the EXCL Parties Pending the Closing. Except as otherwise contemplated by this Agreement, and subject to American's time brokering of the EXCL Stations pursuant to the provisions of the EXCL Stations TBA, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless American shall otherwise agree in writing, to the extent relating to either of the EXCL Stations or the EXCL Assets, Latin shall, and shall cause its Subsidiaries and Affiliates to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) use commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present general managers, on-air personalities and other key employees (subject to the provisions of Sections 5.6(m) and (n)), and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement;

                  (c) confer on a regular and frequent basis with one or more representatives of American to report material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                 (e) maintain levels of advertising, marketing and promotion efforts and expenditures of KINK at levels no less than those currently budgeted in the 1997 business plan, a true, correct and complete in all material respects description of which is set forth in Section 5.6(e) of the EXCL Disclosure Schedule;

                  (f) (i) to operate each of the EXCL Stations in conformity with the EXCL FCC Licenses on a basis consistent with past practice and any special temporary authority or program test authority issued thereunder, the FCA and the rules and regulations of any other Authority with jurisdiction over either EXCL Station, and (ii) take all actions necessary to maintain the EXCL FCC Licenses;

                  (g) refrain from changing the frequency of either EXCL Station or making any material changes in either EXCL Station's studio or other structures, except to the extent required by the FCA or the rules and regulation of the FCC;

                  (h) not make any material changes in the format or broadcast hours or in the percentage or types of programming broadcast by the EXCL Stations, or make any other material changes in either EXCL Station's programming policies, except such changes as in the good faith judgment of EXCL are required by the public interest;

                  (i) not (i) dispose of any of the EXCL Assets owned by any EXCL Party or used in the operation of either EXCL Station (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Station or assets that are replaced with assets of like kind and quality), (ii) modify, change in any material respect or enter into any new Material Agreement relating to the business of either EXCL Station, or (iii) fail to maintain the EXCL Personal Property in a manner consistent with generally accepted standards of good engineering practice, ordinary wear and tear excepted;

                  (j) notify American promptly if either EXCL Station's normal broadcast transmissions are interrupted or impaired for (i) a period of thirty (30) consecutive minutes or more daily for a period of five (5) consecutive days or during any seven (7) days within any period of thirty (30) day period (except for normal maintenance) or (ii) a period of six (6) continuous hours or more and promptly take any actions reasonably requested to remedy promptly the same;

                  (k) not create, assume or permit to exist any Lien upon any of the EXCL Assets or either of the EXCL Stations, except for (i) Permitted Liens and (ii) other Liens, if any, set forth on Section 3.5(a) of the EXCL Disclosure Schedule (which Liens shall be released prior to Closing);

                  (l)  not  waive  any  material  right  relating  to  the  EXCL
         Stations;

                  (m) not renew or enter into new employment agreements with any KINK Station Employee without the consent of American which consent shall not unreasonably be withheld, delayed or conditioned;

                 (n) not institute any general increase in the compensation of the KINK Station Employees except as and to the extent set forth in the current business plan or as required under any existing employment agreement;

                  (o) (i) refrain from entering into new trade or barter agreements obligating the EXCL Stations, and (ii) use its commercially reasonable efforts to fulfill its obligations under all trade and barter agreements currently in effect; and

                  (p) not enter into any new agreements providing for annual payments by the EXCL Stations in excess of $25,000 per agreement or $100,000 in the aggregate for all such agreements.

         5.7 Conduct of Business by American Pending the Closing. Except as otherwise contemplated by this Agreement, and subject to the EXCL Parties' time brokering of the American Stations pursuant to the American Stations TBA, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless EXCL shall otherwise agree in writing, to the extent relating to either of the American Stations or the American Assets, American shall, and shall cause its Subsidiaries to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) use commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present general managers, on-air personalities and other key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement;

                  (c) confer on a regular and frequent basis with one or more representatives of EXCL to report material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (e) maintain levels of advertising, marketing and promotion efforts and expenditures at levels no less than those currently budgeted in the 1997 business plan, a true, correct and complete in all material respects description of which is set forth in Section 5.7(e) of the American Disclosure Schedule;

                  (f) (i) to operate the American Stations in conformity with the American FCC Licenses on a basis consistent with past practice and any special temporary authority or program test authority issued thereunder, the FCA and the rules and regulations of any other Authority with jurisdiction over either American Station and (ii) take all actions necessary to maintain the American FCC Licenses;

                (g) refrain from changing the frequency of any American Station or making any material changes in any American Station's studio or other structures, except to the extent required by the FCA or the rules and regulation of the FCC;

                  (h) not make any material changes in the format, broadcast hours or in the percentage or types of programming broadcast by American, or make any other material changes in either American Station's programming policies, except such changes as in the good faith judgment of American are required by the public interest;

                  (i) not (i) dispose of any of the American Assets owned by American or used in the operation of either American Station (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Station or assets that are replaced with assets of like kind and quality), (ii) modify, change in any material respect or enter into any Material Agreement relating to the business of either American Station, or (iii) fail to maintain the American Personal Property in a manner consistent with generally accepted standards of good engineering practice, ordinary wear and tear excepted;

                  (j) notify EXCL promptly if either American Station's normal broadcast transmissions are interrupted or impaired for (i) a period of thirty (30) consecutive minutes or more daily for a period of five (5) consecutive days or during any seven (7) days within any period of thirty (30) day period (except for normal maintenance) or (ii) a period of six (6) continuous hours or more and promptly take any actions reasonably requested to remedy promptly the same;

                  (k) not create, assume or permit to exist any Lien upon any of the American Assets or either of the EXCL Stations, except for (i) Permitted Liens and (ii) other Liens, if any, set forth on Section 4.5(a) of the American Disclosure Schedule (which Liens shall be released prior to Closing);

                  (l) not waive any material rights relating to the American Assets; and

                  (m) not enter into any agreements providing for annual payments by the American Stations in excess of $25,000 per agreement or $100,000 in the aggregate for all such agreements.

         5.8 Risk of Loss. The risk of loss or damage to any of the Assets prior to the Closing Date, which is not the responsibility at the time of such loss or damage of the acquiring party under the express terms of the applicable TBA, shall be upon the transferring party. In the event of any such loss or damage for which a transferring party is responsible, or in the event any Station shall be off-the-air for more than seventy-two (72) consecutive hours, the transferring party shall repair, replace and restore any such damaged or lost Asset substantially to its prior condition as soon as possible and in no event later than forty-five (45) days (or such longer period as is reasonable under the circumstances provided that the transferring party is proceeding in good faith to diligently repair or replace such loss or damage or effect such operation) following the loss or damage; provided, however, that in the event any such loss or damage of the Assets exists on the Closing Date, then, notwithstanding any other provision of this Agreement, the acquiring party at is option may extend the Closing Date for a period of up to sixty (60) days until such time as the transferring party shall have repaired, replaced and restored any such damaged or lost Asset substantially to its prior condition and/or restore the Station to operate on full licensed power; alternatively, at the request of the acquiring party, the transferring party shall assign to the acquiring party the insurance proceeds (and pay to the acquiring party the applicable deductible relating to the loss or damage or loss of operation (or in the event such proceeds and payment are not adequate the parties shall negotiate in good faith to determine an equitable adjustment in the terms of the Exchange (including the payment of cash by the transferring party) to cover any such loss or damage) and consummate the Exchange on the Closing Date.

         5.9 KINK Employees. American will, during the effectiveness of the EXCL Stations TBA, employ each KINK Station Employee described in Section 5.9 of the EXCL Disclosure Schedule and, thereafter, if the performance of such KINK Station Employee is, in American's reasonable business judgment, satisfactory, offer employment to such KINK Station Employee, in each case on terms and conditions which are not less favorable, in the aggregate with respect to each employee, than the terms and conditions of such KINK Station Employee's current employment (which are set forth in all material respects in Section 5.9 of the EXCL Disclosure Schedule) or, in the event it does not so offer such employment assume the salary continuation arrangements for such KINK Station Employee described in Section 5.9 of the EXCL Disclosure Schedule.


                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party to Effect the Exchange. The respective obligations of each party to effect the Exchange shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Exchange and the other Transactions, or which might, in the reasonable business judgment of American or EXCL, based upon the advice of counsel, have a material adverse effect on the Assets and Stations to be acquired by it, it being understood and agreed that a written request by any Authority for information with respect to the Exchange or any other Transaction, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a threat of any such Legal Action; and

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all Governmental Filings required to be made by any American Party or any EXCL Party with any Authority, prior to the consummation of the Exchange and the other Transactions, shall have been obtained from, and made with, the FCC and all other required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable business judgment of each of the parties, have a material adverse effect on the Assets and Stations being acquired by such party. Without limiting the generality of the foregoing, (i) the FCC shall have issued all necessary consents and approvals in connection with the transactions contemplated by this Agreement, the same shall have become Final Orders, and any conditions precedent to the effectiveness of such Final Orders which are specified therein shall have been satisfied without any material adverse effect upon the party acquiring such Stations, and
         (ii) (A) a Final Judgment shall have been entered with respect to the American Consent Decree and (B) the U.S. Department of Justice shall have approved the Exchange pursuant to such Final Judgment.

         6.2 Conditions to Obligations of the American Parties. The obligation of the American Parties to effect the Exchange shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) EXCL shall have delivered to caused to be delivered to American all of the Collateral Documents required to be delivered to the American Parties at or prior to the Closing pursuant to the provisions of this Agreement; such Collateral Documents shall be reasonably satisfactory in form, scope and substance to American and its counsel and American and its counsel, and American and its counsel and American and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) EXCL shall have furnished the American Parties and, at American's request, any bank or other financial institution providing credit to American or American or any Subsidiary of American or American, with a favorable opinion, dated the Closing Date, of McBride, Baker & Coles, counsel for the EXCL Parties, substantially in the form set forth in Exhibit B-1 attached hereto and made a part hereof, and of Leventhal, Senter & Lerman, FCC counsel for the EXCL Parties, substantially in the form set forth in Exhibit B-2 attached hereto and made a part hereof, and with respect to such other matters arising after the date of this Agreement incident to the Exchange and the other Transactions, as American or its counsel or American or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of each EXCL Party contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Exchange and the other Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of
         EXCL or American); each and all of the covenants, agreements and conditions to be performed or satisfied by each EXCL Party hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and each EXCL Party shall have furnished American with such certificates and other documents evidencing the truth of such representations and warranties and the performance or satisfaction of such covenants, agreements and conditions as American or its counsel shall have reasonably requested;

                  (d) All authorizations, consents, waivers, orders and approvals and all modifications, if any, of Contractual Obligations, all to the extent set forth in Schedule 6.2(d) of the American Disclosure Schedule, shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially adversely affect American;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in EXCL from that reflected in the most recent EXCL Station Financial Statements, except for general business, market and economic conditions and matters affecting the radio broadcasting industry generally; as of the Closing Date, the EXCL FCC Licenses shall not have been materially and adversely affected by any act, or failure to act, of any EXCL Party;

                  (f) Latin shall have executed and delivered to American (i) the Latin Registration Rights Agreement, as amended to reflect inclusion of the Latin Common Stock and (ii) the Latin Stockholder Agreement, as amended in a manner reasonably satisfactory both to the senior lenders to American who will have a security interest in the Latin Common Stock and to the stockholders of Latin who must consent thereto;

                  (g) If American shall have obtained Phase I environmental reports from reputable environmental consultants with respect to any or all of the EXCL Real Property prior to the earlier of (i) sixty (60) days from the date hereof or (ii) the commencement date of the EXCL Stations TBA, such reports shall show no environmental conditions which would materially adversely affect the operation by American of the EXCL Assets or which would violate any of the representations and warranties of the EXCL Parties set forth in Section 3.18 (without regard to the knowledge qualification);

                  (h) A title company reasonably acceptable to American and its lenders shall be willing and able to issue, upon payment of its regularly scheduled premium by American, an ALTA or extended coverage policy of leasehold title insurance, with such endorsements as American and its lender may reasonably request, for the EXCL Real Property, subject to the Permitted Liens and the standard printed conditions and exceptions for an ALTA lender's policy; and

                  (i) If the Closing has not occurred (i) prior to August 1, 1997, the FCC shall have granted the application for renewal of the KBRG FCC Licenses without material adverse conditions to EXCL or KBRG for a license term to expire not sooner than December 1, 2005, and such grant shall have become Final Order, and (ii) prior to October 1, 1997, the FCC shall have granted the application for renewal of the KINK FCC Licenses without material adverse conditions to EXCL or KINK for a license term to expire not sooner than February 1, 2006, and such grant shall have become Final Order. The parties acknowledge that the imposition by the FCC of standard EEO reporting conditions for a term not to exceed three (3) years shall not be deemed a material adverse condition to the grant of such renewal applications. In the event that either such FCC Consent has been obtained, but is not a Final Order by August 1, 1997 or October 1, 1997, as the case may be, American may at its option defer the Closing until a date selected by it which is not later than fifteen (15) business days after the last date on which the grant by the FCC of each of the applications for renewal of the EXCL FCC Licenses has become a Final Order, but in no event shall such deferral extend beyond the Termination Date.

         6.3 Conditions to Obligations of the EXCL Parties. The obligation of the EXCL Parties to effect the Exchange shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) American shall have delivered to caused to be delivered to EXCL all of the Collateral Documents required to be delivered to the EXCL Parties at or prior to the Closing pursuant to the provisions of this Agreement; such Collateral Documents shall be reasonably satisfactory in form, scope and substance to EXCL and its counsel, and EXCL and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) American shall have furnished the EXCL Parties and, at EXCL's request, any bank of other financial institution providing credit to the EXCL Parties or any Subsidiary, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for the American Parties, substantially in the form of Exhibit C-1 attached hereto and made a part hereof and of Dow, Lohnes & Albertson, FCC counsel for the American Parties, substantially in the form of Exhibit C-2 attached hereto and made a part hereof, and, in each case, with respect to such other matters arising after the date of this Agreement incident to the Exchange and the other Transactions, as EXCL or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of each American Party contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Exchange and the other Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of American or EXCL); each and all of the covenants, agreements and conditions to be performed or satisfied by each American Party hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and each American Party shall have furnished EXCL with such certificates and other documents evidencing the truth of such representations and warranties and the performance or satisfaction of such covenants, agreements and conditions as EXCL or its counsel shall have reasonably requested;

                  (d) All authorizations, consents, waivers, orders and approvals and all modifications, if any, of Contractual Obligations, all to the extent set forth in Schedule 6.3(d) of the EXCL Disclosure Schedule, shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially adversely affect EXCL;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in American from that reflected in the most recent American Station Financial Statements except for general business, market and economic conditions and matters affecting the radio broadcast industry generally; as of the Closing Date, the American FCC Licenses shall not have been materially and adversely affected by any act, or failure to act, of any American Party;

                  (f) American have executed and delivered to Latin (i) the Latin Registration Agreement, as amended to reflect inclusion of the Latin Common Stock and (ii) the Latin Stockholder Agreement, as amended in a manner reasonably satisfactory both to the senior lenders to American who will have a security interest in the Latin Common Stock and to the stockholders of Latin who must consent thereto;

                  (g) American shall have completed the upgrade of KSSJ and shall have received a grant of a license for KSSJ to operate in accordance with the construction permit issued for the American KSSJ Upgrade;

                  (h) If EXCL shall have obtained Phase I environmental reports from reputable environmental consultants with respect to any or all of the American Real Property prior to the earlier of (i) sixty (60) days from the date hereof or (ii) the commencement date of the American Stations TBA, such reports shall show no environmental conditions which would materially adversely affect the operation by American of the American Assets or which would violate any of the representations and warranties of the American Parties set forth in Section 4.18 (without regard to the knowledge qualification);

                  (i) A title company reasonably acceptable to EXCL and its lenders shall be willing and able to issue, upon payment of its regularly scheduled premium by EXCL, an ALTA or extended coverage policy of leasehold title insurance, with such endorsements as EXCL and its lender may reasonably request, for the American Real Property, subject to the Permitted Liens and the standard printed conditions and exceptions for an ALTA lender's policy;

                  (j) The new antenna for KBAY shall have been installed at the KBAY tower site and such antenna shall (i) have resolved all complaints regarding RFR interference at the tower site known to the American Parties, (ii) have been certified by American to meet all Applicable Laws (including without limitation the 1992 ANSI standards for interference and for exposure to radio frequency radiation, whether or not such standards shall have been fully implemented by the FCC), (iii) be operating in conformance in all material respects with all applicable standards under the tower site agreement and FCC rules, and
         (iv) not have caused any material adverse effect on the coverage or operation of KBAY;

                  (k) The FCC shall have granted any construction permit or other authorization, including program test authority, necessary in connection with the installation of the new antenna now proposed for use by KSSJ; the antenna shall have been installed and certified to be operating in accordance with all FCC regulations; and KSSJ shall be operating with coverage initially proposed in FCC File No.BPH-9602151E. American shall have certified that the KSSJ facilities, as modified by the new antenna, have met and comply in all material respects with (i) the conditions of the Special Use Permit issued by El Dorado County,
         (ii) all applicable conditions under the Agreement, dated July 25, 1996, by and among, inter alia, American and Oscar and Beth Rothenberg, and (iii) all Applicable Laws (including without limitation the 1992 ANSI standards for interference and for exposure to radio frequency radiation, whether or not such standards shall have been fully implemented by the FCC) relating to the installation and operation of broadcast transmitting facilities; and

                  (l) If the Closing has not occurred prior to August 1, 1997, the FCC shall have granted each of the applications for renewal of the American FCC Licenses without material adverse conditions to American or the American Stations for a license term to expire not sooner than December 1, 2005, and such grants shall have become Final Orders. The parties acknowledge that the imposition by the FCC of standard EEO reporting conditions for a term not to exceed three (3) years shall not be deemed a material adverse condition to the grant of such renewal applications. In the event that the FCC Consent has been obtained, but is not a Final Order by August 1, 1997, EXCL may at its option defer the Closing until a date selected by it which is not later than fifteen
         (15) business days after the last date on which the grant by the FCC of each of the applications for renewal of the American FCC Licenses has become a Final Order, but in no event shall such deferral extend beyond the Termination Date.

         6.4 Consummation of KBAY-KINK Exchange. Anything in this Article 6 or elsewhere in this Agreement to the contrary notwithstanding, the parties agree that if either (i) a Final Judgment shall not have been entered with respect to the American Consent Decree or (ii) the U.S. Department of Justice shall not have approved the KSSJ-KBRG Exchange pursuant to such Final Judgement, then the parties shall be obligated to and shall consummate the KBAY-KINK Exchange, subject to all of the conditions of this Article 6 but only to the extent that they apply to the KBAY- KINK Exchange and not the KSSJ-KBRG Exchange. Without limiting the generality of the foregoing, in the event the KBAY-KINK Exchange is to be consummated, (i) all of the certificates, opinions, and other documentation referred to in Sections 6.1, 6.2 and 6.3 shall apply solely to such Exchange, and (ii) the existence of one or more Legal Actions (or any other failure of a condition) with respect to consummation of the KSSJ-KBRG Exchange shall not affect the requirement of consummating the KBAY-KINK Exchange. In such event, the parties will continue to cooperate in an effort to satisfy any remaining conditions to the KSSJ-KBRG Exchange and, at the election of the EXCL Parties, the EXCL Parties may designate another Person, reasonably acceptable to the American Parties, to become the prospective transferee of the KSSJ Assets and a party to the TBA with respect to KSSJ in order to satisfy the conditions of the American Consent Decree or any other requirements of any Authority.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of the EXCL Parties and the American Parties; or

                  (b) by either the American Parties or the EXCL Parties if (i) any permanent injunction, decree or judgment by any Authority preventing the consummation of the Exchange shall have become final and nonappealable; or (ii) the U.S. Department of Justice shall have provided written notice objecting to the transfer of KSSJ to EXCL pursuant to the provisions of the American Consent Decree or otherwise indicated that it does not intend to approve such transfer; provided, however, notwithstanding the foregoing, neither the American Parties nor the EXCL Parties may terminate this Agreement pursuant to this paragraph (b) so long as the KBAY-KINK Exchange has not been consummated unless the permanent injunction, decree or judgment referred to in clause (i) refers to such Exchange; or

                  (c) by the EXCL Parties in the event no EXCL Party is in material breach of its covenants and agreements set forth in this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and either
         (i) the Exchange and the other Transactions have not been consummated prior to the Termination Date, or (ii) one or more American Parties is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured within the cure period specified in this Section; or

                  (d) by the American Parties in the event no American Party is in material breach of its covenants and agreements set forth in this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and either
         (i) the Exchange and the other Transactions have not been consummated prior to the Termination Date, or (ii) one or more EXCL Parties is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured within the cure period specified in this Section.

Neither party shall have the right to terminate this Agreement as a result of the other party's breach or default unless the terminating party shall have given the defaulting party thirty (30) business days to cure the default (or such longer period not in excess of an additional thirty (30) business days as is, in the reasonable business judgment of the parties, reasonably necessary to effect such cure so long as the defaulting party is proceeding with due diligence and best efforts to effect such cure); provided, however, that such cure period shall not extend the Termination Date; and provided further, however, that nothing herein shall limit the cure period set forth in Section
5.8 which is not limited to the Termination Date.

         The term "Termination Date" shall mean March 31, 1998 or such other date as the parties may, from time to time, mutually agree.

         The right of the American Parties or the EXCL Parties to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement, subject, however, to the proviso in Section 5.1(c).

         7.2 Effect of Termination.

         (a) Except as provided in Sections 5.1 (with respect to confidentiality), 5.3 and 9.3 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, or in the event the Exchange shall not have been consummated prior to the end of business on the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective Affiliates (including its stockholders, officers, directors or Representatives), to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) In the event this Agreement is terminated (i) by the parties pursuant to the provisions of Section 7.1(a) or (ii) by the EXCL Parties or the American Parties pursuant to the provision of Section 7.1 (b), except as provided in Section 7.2(a), neither of the parties shall have any further rights or remedies.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Survival. Except as otherwise provided in Section 2.2(d) and the last sentence of Section 5.1(a) to the effect that the provisions of Section 2.2 and of such sentence, respectively, shall survive the Closing without limitation, the representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) eighteen (18) months after the Closing Date, (b) the applicable statute of limitations in the case of matters of a nature referred to in Sections 3.1(b) and (c), 3.7(b), 3.11, 3.12, 3.20, 4.1(b) and
(c), 4.7(b), 4.11, 4.12 and 4.20, or (c) the applicable statute of limitations in the case of obligations and liabilities assumed pursuant to the American Assumable Agreements and the EXCL Assumable Agreements (the "Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. No claim for indemnification, other than with respect to fraud, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a Claim which is asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         8.2 Indemnification. Each party (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other party (which shall include its Affiliates, including without limitation its officers, directors, employees, agents and other Representatives) (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (a) any breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document; or

                  (b) any Legal Action or other Claim by any third party relating to the indemnifying party or the ownership or operations of any of its Assets or the conduct of the business of its Stations to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the indemnifying party pursuant to this Agreement or any Collateral Document; or

                  (c) the American Nonassumed Liabilities (in the case of the American Parties being the indemnifying party) and the EXCL Nonassumed Liabilities (in the case of the EXCL Parties being the indemnifying party), including without limitation any Legal Action or other Claim brought or asserted by any third party; or

                  (d) the failure to comply with the Bulk Sales Law, if any, of the State of California (in the case of American being the indemnifying party) or the States of California and Oregon (in the case of the EXCL Parties being the indemnifying party).

The liability of each of the American Parties and each of the EXCL Parties under this Article 8 shall, subject to the provisions of Section 8.3, be joint and several. Without limiting the generality of any other provision of this Agreement, the term "each indemnifying party" in this Article 8 shall mean the American Parties as a group and the EXCL Parties as a group and not each member thereof individually.

         8.3 Limitation of Liability. Notwithstanding the provisions of Section 8.2, after the Closing, each indemnifying party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $50,000 in which event the indemnified party shall be entitled to recover all such Loss and Expense (including such $50,000 threshold), and (ii) in no event shall the aggregate amount required to be paid by each indemnifying party pursuant to the provisions of this Section exceed $1,000,000, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1(b) and 4.1(b) and the first paragraph of Section 3.7(b) and 4.7(b) as to which the limitations set forth in this clause (ii) shall not apply. The provisions of the immediately preceding sentence of this

Section with respect to the limitation on each indemnifying party's obligation to indemnify the indemnified party in respect of Loss and Expense shall not be applicable to any claims which are based on fraud or willful or intentional breach of representation or warranty. Each party's indemnification rights shall also be subject to the limitation set forth in the proviso in Section 5.1(c).

         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify materially prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if (a) the indemnifying party shall fail to defend any such Legal Action or other Claim or
(b) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party may defend, through counsel of its own choosing, reasonably satisfactory to the indemnifying party, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned.

         8.6  Exclusive  Remedy.  Except for fraud or as  otherwise  provided in
Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.

                                   ARTICLE 9

                               GENERAL PROVISIONS

         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, American or EXCL may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All costs and expenses, incurred in connection with any transfer taxes, sales taxes, document stamps or other charges levied by any Authority in connection with this Agreement, the Exchange and the other Transactions, shall be borne by American insofar as they related to the American Stations and the American Assets and by EXCL insofar as they relate to the EXCL Stations and the EXCL Assets. All filing and similar fees (including without limitation Hart-Scott-Rodino filings and FCC filing fees) shall be borne equally by American and EXCL. All other costs and expenses incurred in connection with this Agreement, the Exchange and the other Transactions, and in compliance with Applicable Law and Contracts as a consequence hereof and thereof, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) sent by recognized courier service, providing evidence of delivery, postage prepaid (in which case notice shall be deemed given when given to the service with postage prepaid unless evidence of delivery or refusal of delivery is not obtained), (b) sent by telex, telegram, telecopy or other form of rapid transmission (confirmed by sending as provided in preceding clause (a)) (in which case notice shall be deemed given when the transmission is complete and evidence thereof is obtained), or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party) (in which case notice shall be deemed given upon such personal delivery). All such notices and communications shall be sent or delivered as follows:

         (a)      If to any American Party:

                  American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention: Steven B. Dodge, President
                               and Chief Executive Officer
                  Telecopier No.:  (617) 375-7575
                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to any EXCL Party:

                  Latin Communications Group, Inc.
                  143 Varick Street
                  New York, New York 10013
                  Attention: Peter Davidson, Chief Executive Officer Telecopier No.: (212) 633-6201

                  with copies to:

                  EXCL Communications, Inc.
                  2905 South King Road
                  San Jose, California 95122
                  Attention: Christopher Marks, Chairman
                  Telecopier No.: (408) 270-5567

                           and

                  McBride, Baker & Coles
                  500 West Madison Street, 40th Floor
                  Chicago, Illinois 60661-2511
                  Attention: Elias N. Matsakis, Esq.
                  Telecopier No.: (312) 993-9350

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Exchange and the other Transactions are fulfilled and consummated to the maximum extent possible; provided, however, that in the event the parties are unable to reach agreement within a reasonable period of time, under the circumstances, with respect to such modification, this Agreement shall terminate and be of no further force and effect.

         9.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement. This Agreement (together with the Disclosure Schedules and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated February 20, 1997, between the parties.

         9.12 Assignment. This Agreement shall not be assignable by either party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party (including without limitation, in the case of American, American) by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and each party may assign its rights and remedies hereunder to (a) any Affiliate of any party who is a transferee of any Assets or any FCC Licenses on or prior to the Closing Date and (b) any bank or other financial institution which has loaned funds or otherwise extended credit to it. Without limiting the generality of the immediately preceding sentence, in the event that either party finds it necessary or is required to provide to a third party a collateral assignment of their or its interest in this Agreement and/or any Collateral Documents, the other party will cooperate with either the party requesting such assignment and any third party, including but not limited to signing a consent and acknowledgment of such assignment.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of American and EXCL, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.15 American Agent for Other American Parties. Anything in this Agreement to the contrary notwithstanding, each of the American Parties (other than American) hereby grants American an irrevocable power of attorney and hereby irrevocably appoints American its agent for all purposes of this Agreement, including without limitation for the purpose of executing and delivering extensions of the time for the performance of any of the obligations or other acts of any EXCL Party, waivers, terminations or amendments, and any action taken by American pursuant to such power of attorney and agency, and any such extension, waiver, termination or amendment executed and delivered by American shall be binding upon each other American Party, whether or not it has specifically approved such action or executed such extension, waiver, termination or amendment.

         9.16 EXCL Agent for Other EXCL Parties. Anything in this Agreement to the contrary notwithstanding, each of the EXCL Parties (other than EXCL) hereby grants EXCL an irrevocable power of attorney and hereby irrevocably appoints EXCL its agent for all purposes of this Agreement, including without limitation for the purpose of executing and delivering extensions of the time for the performance of any of the obligations or other acts of either American Party, waivers, terminations or amendments, and any action taken by EXCL pursuant to such power of attorney and agency, and any such extension, waiver, termination or amendment executed and delivered by EXCL shall be binding upon each other EXCL Party, whether or not it has specifically approved such action or executed such extension, waiver, termination or amendment.

         9.17 Preparation of Exhibits. The parties agree that they will, as promptly as possible and in any event within ten (10) business days of the date hereof, agree upon the form of all of the Exhibits, whereupon they shall be deemed to be incorporated in and be a part of this Agreement.

         IN WITNESS WHEREOF, the American Parties and the EXCL Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 American Radio Systems Corporation


                                 By:_____________________________________
                                       Name:
                                       Title:

                                 American Radio Systems License Corp.


                                 By:______________________________________
                                       Name:
                                       Title:

                                 Latin Communications Group, Inc.


                                 By:______________________________________
                                       Name:
                                       Title:

                                 EXCL Communications, Inc.


                                 By:______________________________________
                                       Name:
                                       Title:

                                 Radio Exito, Inc.


                                 By:_____________________________________
                                       Name:
                                       Title:

                                 Portland Radio, Inc.


                                 By:_____________________________________
                                       Name:
                                       Title:

                                                                    APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in either Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" are intended to refer to the entire section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to EXCL and American and shall include any Subsidiary of either thereof which is or becomes a party to this Agreement.

         Accounts Receivable shall mean (a) any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to any American Party or any EXCL Party, as the case may be, attributable to the sale of time or talent on one of its Stations (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise), including without limitation accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing from any other Person, all guarantees, security and Liens for the payment of any thereof, and all of any American Party's or any EXCL Party's, as the case may be, rights to goods, now owned or hereafter acquired, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of American or EXCL, as the case may be, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Exchange, or (b) adversely affect the ownership or operation of the American Assets or the EXCL Assets or the conduct of the business of the American Stations or the EXCL Stations, as the case may be, or (c) impair the EXCL Parties' or the American Parties', as the case may be, ability to fulfill their obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of the American Parties or the EXCL Parties, as the case may be, under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, neither any general business or economic factor or any Event affecting the radio broadcasting industry generally nor, from and after the effectiveness of the applicable TBA, conditions in the market or markets to which such TBA relates shall be deemed to constitute an adverse change, have an adverse effect or to adversely affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the American Disclosure Schedule, the EXCL Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         American shall have the meaning given to it in the Preamble.

         American Accounts Receivable shall mean the Accounts Receivables of any American Party arising in connection with the ownership or operation of any of the American Assets or the conduct of the business of either of the American Stations prior to the applicable Cut-off Date.

         American Assets shall mean the KBAY Assets and the KSSJ Assets, but excluding the American Excluded Assets. The KBAY Assets shall mean all assets used or held for use in the ownership, operation or the conduct of the business of KBAY by either American Party or any American Affiliate, including without limitation (a) the KBAY Real Property, (b) the KBAY Personal Property, (c) the KBAY Governmental Authorizations (including without limitation the KBAY FCC Licenses), (d) the KBAY Assumable Agreements, and (e) the KBAY Intangible Assets directly relating to the operation of the KBAY Personal Property or covered by the KBAY Assumable Agreements, but excluding, in all cases, the American Excluded Assets. The KSSJ Assets shall mean all assets used or held for use in the ownership, operation or the conduct of the business of KSSJ by either American Party or any American Affiliate, including without limitation (a) the KSSJ Real Property, (b) the KSSJ Personal Property, (c) the KSSJ Governmental Authorizations (including without limitation the KSSJ FCC Licenses), (d) the KSSJ Assumable Agreements, (e) the call letters "KSSJ", and (f) the KSSJ Intangible Assets directly relating to the operation of the KSSJ Personal Property or covered by the KSSJ Assumable Agreements, but excluding, in all cases, the American Excluded Assets.

         American Assumable Agreements shall mean the KBAY Assumable Agreements and the KSSJ Assumable Agreements. The KBAY Assumable Agreements shall mean (a) the KBAY Leases, (b) the KBAY Material Agreements and (c) the KBAY Other Contracts; in each case to the extent set forth in the Appendix--Assumable
Agreements section of the EXCL Disclosure Schedule. The KSSJ Assumable Agreements shall mean the KBAY Leases and the KBAY Material Agreements, in each case to the extent set forth in the Appendix--Assumable Agreements section of the EXCL Disclosure Schedule.

         American Consent Decree shall have the meaning given to it in the third Whereas paragraph.

         American   Disclosure  Schedule  shall  mean  the  American  Disclosure
Schedule dated as of the date of this Agreement delivered by American to EXCL.

         American Employee Plans shall have the meaning given to it in Section 4.12(a). KBAY Employee Plans shall mean the American Employee Plans associated with the ownership, operation and conduct of the business of KBAY. KSSJ Employee Plans shall mean the American Employee Plans associated with the ownership, operation and conduct of the business of KSSJ.

         American Excluded Assets shall mean (i) all cash and cash equivalents of any American Party, except as specifically provided in the definition of American Assets, (ii) all American Accounts Receivable, (iii) all American Intangible Assets (including without limitation the call letters "KBAY", but excluding the call letters "KSSJ" and American Intangible Assets directly relating to the operation of the American Personal Property or covered by the American Assumable Agreements) (iv) the American Private Authorizations, (v) the American Trade Agreements, (vi) all American Material Agreements and other Contracts of KBAY, other than those listed in the Appendix--Assumable Agreements section of the EXCL Disclosure Schedule, (vii) all rights and obligations, including without limitation American KBAY Employee Plans, associated with the American Station Employees, (viii) the corporate names of each American Party and its books, records and other documents relating to its corporate existence, organization and capitalization, (ix) all books and records of each American Party relating to either American Station and which any American Party is required by Applicable Law, to retain, subject to the right of the other party to have access and to copy for a period of three (3) years from the Closing Date to the extent relating to the American Assets, (x) all insurance policies relating to the American Assets, (xi) software programs and other assets at the principal executive offices of any American Party used to provide certain financial and accounting services for either American Station, and (xii) any and all products, profits and proceeds of, and including without limitation all Claims, claims, causes of actions, rights, titles and interests, remedies and instruments with respect to, any of the foregoing.

         American FCC Licenses shall have the meaning given to it in the second Whereas paragraph.

         American Governmental Authorizations shall have the meaning given to it in Section 4.7(a).

         American  Intangible  Assets  shall  have  the  meaning  given to it in
Section 4.8. KBAY Intangible Assets shall mean the American Intangible Assets associated with the ownership, operation and conduct of the business of KBAY. KSSJ Intangible Assets shall mean the American Intangible Assets associated with the ownership, operation and conduct of the business of KSSJ.

         American KSSJ Upgrade shall have the meaning given to it in Section 5.2(e).

         American Leases shall have the meaning given to it in Section 4.5(a).

         American License shall have the meaning given to it in the Preamble.

         American  Material  Agreement  shall  have the  meaning  given to it in
Section 4.16. KBAY Material Agreements shall mean the American Material Agreements associated with the ownership, operation and conduct of the business of KBAY. KSSJ Material Agreements shall mean the American Material Agreements associated with the ownership, operation and conduct of the business of KSSJ.

         American Other Contracts shall mean (a) all KSSJ Material Agreements set forth on Section 4.12 of the American Disclosure Schedule, (b) all Contracts of American for the sale of time on KSSJ for cash entered into in the ordinary course of business consistent with prior practice, and (c) Contracts associated with the ownership, operation and conduct of the business of KSSJ not required to be listed on Section 4.12 of the American Disclosure Schedule that have been entered into in the ordinary course of business.

         American  Owned Real  Property  shall have the  meaning  given to it in
Section 4.5(a).

         American  Nonassumed  Liabilities shall have the meaning given to it in
Section 2.3(b).

         American Parties shall have the meaning given to it in the Preamble.

         American Personal Property shall mean all items of Personal Property used or held for use in the ownership, operation or conduct of the business of either of the American Stations.

         American Private Authorizations shall mean all Private Authorizations used or held for use in the ownership, operation or conduct of the business of either of the American Stations. KBAY Private Authorizations shall mean the American Private Authorizations associated with the ownership, operation and conduct of the business of KBAY. KSSJ Private Authorizations shall mean the American Private Authorizations associated with the ownership, operation and conduct of the business of KSSJ.

         American  Proration  Schedule  shall  have the  meaning  given to it in
Section 2.3(e).

         American Real Property shall have the meaning given to it in Section 4.5(a).

         American Station and American Stations shall have the meaning given to them in the second Whereas paragraph.

         American  Station  Employees  shall  have  the  meaning  given to it in
Section 4.12. KBAY Station Employees shall mean the American Station Employees associated with the ownership, operation and conduct of the business of KBAY. KSSJ Station Employees shall mean the American Station Employees associated with the ownership, operation and conduct of the business of KSSJ.

         American Station Financial Statements shall have the meaning given to it in Section 4.2(a).

         American Station TBA shall have the meaning given to it in Section 5.2(d).

         American Trade Agreements shall mean all Trade Agreements in effect on the date hereof or entered into on or prior to the Cut-off Date that relate to the ownership or operation of any of the American Assets or the conduct of the business of either of the American Stations. KBAY Trade Agreements shall mean the American Trade Agreements associated with the ownership, operation and conduct of the business of KBAY. KSSJ Trade Agreements shall mean the American Trade Agreements associated with the ownership, operation and conduct of the business of KSSJ.

         American's   knowledge   (including  the  term  "to  the  knowledge  of
American") means the actual knowledge of any executive officer of either American Party or any General Manager of either of the American Stations.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is legally bound.

         Appraisals shall have the meaning given to it in Section 2.2(a).

         Asset Exchange shall have the meaning given to it in Section 2.1.

         Assets shall mean the American Assets in the case of the American Parties and the EXCL Assets in the case of the EXCL Parties.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.4.

         Closing Date shall have the meaning given to it in Section 2.4.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean American TBA, the EXCL Stations TBA, the Latin Stockholder Agreement, the Latin Registration Rights Agreement, the conveyancing documents required to vest in the acquiring party the Assets and Stations to be acquired by it pursuant to the Exchange (including without limitation a General Conveyance, Bill of Sale, Assignment and Assumption, assignments and assumptions of the EXCL Assumable Agreements and American Assumable Agreements, assignments and assumptions of Intangible Assets), and any agreement, certificate, contract, instrument, notice, opinion or other document required to be delivered or delivered pursuant to the provisions of this Agreement or any of the foregoing.

         Collection Period shall have the meaning given to it in Section 2.5.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership and operation of the Assets or the conduct of the business of any of the Stations.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         Cut-off Date shall mean (i) with respect to any Contract to be assigned and the rights and obligations to be assumed pursuant to either TBA (including all items of revenue and expense that relate to such Contract), the applicable TBA Date for such TBA and (ii) in all other cases, the Closing Date.

         Disclosure Schedule shall mean the American Disclosure Schedule or the EXCL Disclosure Schedule, as the case may be.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state or local Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange shall have the meaning given to it in the fourth Whereas paragraph and shall include the Asset Exchange and the License Exchange.

         EXCL shall have the meaning given to it in the Preamble.

         EXCL Accounts Receivable shall mean the Accounts Receivables of any EXCL Party arising in connection with the ownership or operation of any of the EXCL Assets or the conduct of the business of either of the EXCL Stations prior to the applicable Cut-off Date.

         EXCL Assets shall mean means the KBRG Assets and the KINK Assets, but excluding, in all cases, the EXCL Excluded Assets. KBRG Assets shall mean (a) the lease of the KBRG transmitter site described in Section 3.5(a) of the EXCL Disclosure Schedule, (b) the KBRG transmission facility (including the transmitter site, building, and related fixtures which are subject to the ground lease) which is described in Section 3.5(a) of the EXCL Disclosure Schedule, (c) a copy of all material in the possession of any EXCL Party of the nature required to be maintained under the FCC rules in the KBRG public inspection files, and (d) the KINK FCC Licenses, but excluding, in all cases, the EXCL Excluded Assets. KINK Assets shall mean assets used or held for use in the ownership, operation or the conduct of the business of KINK by an EXCL Party or an EXCL Affiliate, including without limitation (a) the KINK Real Property, (b) the KINK Personal Property, (c) the KINK Private Authorization, (d) the KINK Governmental Authorizations (including without limitation the KINK FCC Licenses), (e) the KINK Intangible Assets (including without limitation the call letters "KINK") directly relating to the operation of the KINK Personal Property or the KINK Assumable Agreements, and (f) the KINK Assumable Agreements, but excluding, in all cases, the EXCL Excluded Assets.

         EXCL Assumable Agreements shall mean the KINK Private Authorizations, the KINK Trade Agreements, the EXCL Leases and the EXCL Other Contracts.

         EXCL Disclosure Schedule shall mean the EXCL Disclosure Schedule dated as of the date of this Agreement delivered by EXCL to American.

         EXCL Excluded Assets shall mean (i) all cash and cash equivalents of any EXCL Party, except as specifically provided in the definition of EXCL Assets, (ii) all EXCL Accounts Receivable, (iii) all assets used or held for use in the ownership, operation or the conduct of the business of KBRG (except as expressly included in the KBRG Assets), including without limitation the KBRG Personal Property, the KBRG studio, the KBRG Employee Plans, the KBRG Intangible Assets (including without limitation the call letters "KBRG"), the KBRG Private Authorizations, the KBRG Trade Agreements, and all other contracts and agreements and records relating to KBRG, (iv)the corporate names of each EXCL Party and its books, records and other documents relating to its corporate existence, organization and capitalization, (v) all books and records of each EXCL Party relating to either EXCL Station and which any EXCL Party is required by Applicable Law, to retain, subject to the right of the other party to have access and to copy for a period of three (3) years from the Closing Date to the extent relating to the EXCL Assets, (vi) all insurance policies relating to the EXCL Assets, (vii) software programs and other assets at the principal executive offices of any EXCL Party used to provide certain financial and accounting services for EXCL, (x) all KINK Assets used jointly by KINK and KOTK(AM) (a list of such Assets which are material to KINK are listed on the EXCL Disclosure Schedule as "Material KINK/KOTK Assets"), (xi) all EXCL Employee Plans, and
(xii) any and all products, profits and proceeds of, and including without limitation any Claims, claims, causes of action, remedies, rights, titles and interests and instruments with respect to, any of the foregoing.

         EXCL FCC Licenses shall have the meaning given to it in the first Whereas paragraph.

         EXCL Governmental  Authorizations shall have the meaning given to it in
Section 3.7(a).

         EXCL  Intangible  Assets shall have the meaning  given to it in Section
3.8. KBRG Intangible Assets shall mean the EXCL Intangible Assets associated with the ownership, operation and conduct of the business of KBRG. KINK Intangible Assets shall mean the EXCL Intangible Assets associated with the ownership, operation and conduct of the business of KINK.

         EXCL Leases shall have the meaning given to it in Section 3.5(a).

         EXCL Material  Agreement  shall have the meaning given to it in Section
3.16. EXCL KINK Material Agreements shall mean the EXCL Material Agreements associated with the ownership, operation and conduct of the business of KINK. EXCL KBRG Material Agreements shall mean the EXCL Material Agreements associated with the ownership, operation and conduct of the business of KBRG.

         EXCL Other Contracts shall mean (a) all KINK Material Agreements set forth on Section 3.12 of the EXCL Disclosure Schedule, (b) all Contracts of EXCL for the sale of time on KINK for cash entered into in the ordinary course of business consistent with prior practice, and (c) Contracts associated with the ownership, operation and conduct of the business of KINK not required to be listed on Section 3.12 of the EXCL Disclosure Schedule that have been entered into in the ordinary course of business.

         EXCL Owned Real Property shall have the meaning given to it in Section 3.5(a).

         EXCL  Nonassumed  Liabilities  shall  have the  meaning  given to it in
Section 2.3(a).

         EXCL Parties shall have the meaning given to it in the Preamble.

         EXCL Personal Property shall mean all Personal Property used or held for use in the ownership, operation of conduct of the business of either of the EXCL Stations. KBRG Personal Property shall mean the EXCL Personal Property associated with the ownership, operation and conduct of the business of KBRG. KINK Personal Property shall mean the EXCL Personal Property associated with the ownership, operation and conduct of the business of KINK.

         EXCL Private Authorizations shall mean all Private Authorizations used or held for use in the ownership, operation of conduct of the business of either of the EXCL Stations. KINK Private Authorizations shall mean the EXCL Private Authorizations associated with the ownership, operation and conduct of the business of KINK. KBRG Private Authorizations shall mean the EXCL Private Authorizations associated with the ownership, operation and conduct of the business of KBRG.

         EXCL Proration Schedule shall have the meaning given to it in Section 2.2(d).

         EXCL  Real  Property  shall  have the  meaning  given to it in  Section
3.5(a).

         EXCL Residual Group Assets shall mean (a) cash in the amount of Two Million Dollars ($2,000,000), and (c) 150,000 shares of Latin Common Stock (which the parties have agreed to value at Fifteen Dollars ($15.00) per share for purposes of the allocation set forth in Section 2.4), and which number shall be subject to adjustment in the event of any stock split, stock dividend, stock combination, reorganization, recapitalization, merger or consolidation affecting such Common Stock or any other event which would equitably require such an adjustment, the record or effective date for which is on or prior to the Closing Date.

         EXCL Station and EXCL Stations shall have the meaning given to them in the first Whereas paragraph.

         EXCL Station Employees shall have the meaning given to it in Section 3.12(d). KINK Employees shall mean the EXCL Station Employees associated with the ownership, operation and conduct of the business of KINK. EXCL KBRG Employees shall mean the EXCL Station Employees associated with the ownership, operation and conduct of the business of KBRG.

         EXCL Station Financial Statements shall have the meaning given to it in
Section 3.2(a).

         EXCL Station TBA shall have the meaning given to it in Section 5.2(d).

         EXCL Trade Agreements shall mean all Trade Agreements in effect on the date hereof or entered into on or prior to the Cut-off Date that relates to the ownership or operation of any of the American Assets or the conduct of the business of either of the EXCL Stations. EXCL KINK Trade Agreements shall mean the EXCL Trade Agreements associated with the ownership, operation and conduct of the business of KINK. EXCL KBRG Trade Agreements shall mean the EXCL Trade Agreements associated with the ownership, operation and conduct of the business of KBRG.

         EXCL's knowledge (including the term "to the knowledge of EXCL") means the actual knowledge of any executive officer of any of the EXCL Parties or any General Manager of either of the EXCL Stations.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Exito shall have the meaning given to it in the Preamble.

         FCA shall mean the Communications Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         FCC Consents shall mean the written actions of the FCC (including without limitation written actions of the FCC's Mass Media Bureau acting pursuant to delegated authority) granting its consents to the assignment of the EXCL FCC Licenses to American License and the American FCC Licenses to one of the EXCL Parties.

         FCC Licenses shall mean all Governmental Authorizations issued by the FCC to one of the EXCL Parties or one of the American Parties in connection with the ownership, operation and conduct of the business of the EXCL Stations and the American Stations, as the case may be.

         Final Order shall mean, with respect to any consent, order or other action of any Authority, including without limitation the FCC, one with respect to which no appeal, no review, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing or taking any such appeal, review, stay, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         Fremont-Portland Proration Schedule shall have the meaning given to it in Section 2.3(d).

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities (including without limitation the FCC Licenses) issued by the FCC, the Federal Aviation Administration and any other Authority in connection with the ownership or operation of any of the Assets or the conduct of business of any of the Stations.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, industrial pollutant, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste", "hazardous substance", "solid waste", "pollutant", or "contaminant" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, radio frequency radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to any Person, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, or (c) customer advance payments and customer deposits received in the ordinary course of business.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, franchises, licenses, permits and all Intellectual Property.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         KBAY shall have the meaning given to it in the second Whereas paragraph.

         KBAY FCC License shall have the meaning given to it in the second Whereas paragraph.

         KBAY-KINK Exchange shall have the meaning given to it in Section 2.1.

         KBRG shall have the meaning given to it in the first Whereas paragraph.

         KBRG FCC License shall have the meaning given to it in the second Whereas paragraph.

         KINK shall have the meaning given to it in the first Whereas paragraph.

         KINK FCC License shall have the meaning given to it in the second Whereas paragraph.

         KINK Employee Plans shall have the meaning given to it in Section 3.12(a).

         KSSJ shall have the meaning given to it in the second Whereas paragraph.

         KSSJ FCC License shall have the meaning given to it in the second Whereas paragraph.

         KSSJ-KBRG Exchange shall have the meaning given to it in Section 2.1.

         Latin shall have the meaning given to it in the Preamble.

         Latin Common Stock shall have the meaning given to it in Section 3.23.

         Latin Registration Rights Agreement shall have the meaning given to it in Section 4.21.

         Latin  Stockholder  Agreement  shall  have the  meaning  given to it in
Section 4.21.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law, in equity or in arbitration.

         License Exchange shall have the meaning given to it in Section 2.1.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing or capital lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Like-Kind Exchange shall mean an exchange of assets of the nature contemplated by the provisions of Section 1031 of the Code.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to any Person, any Contractual Obligation which is in effect on the date hereof and (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business and (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than Ten Thousand Dollars ($10,000) during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other continuing financial obligation, (c) involves Indebtedness for Money Borrowed, (d) is an employment agreement, (e) otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, or (f) accounted for more than three percent (3%) of the revenues of American or the EXCL Stations in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of American or the EXCL Stations during the current fiscal year.

         Notice of Disagreement shall have the meaning given to it in Section 2.3(d).

         Option Securities shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organic Document shall mean, with respect to a Person which is a corporation, its certificate or articles of incorporation or organization, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

         Permitted Liens shall mean (a) any mechanic's or materialmen's Lien or similar Lien with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, (c) easements, licenses, covenants, rights of way and similar Liens which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of the Stations, and (d) liens and exceptions set forth in Section 4.5(a) of the American Disclosure Schedule or Section 3.15(a) of the EXCL Disclosure Schedule, respectively, it being understood that

(x) any Permitted Liens of a nature referred to in clause (a), (b), (c) and (d) shall, to the extent they may involve the payment of money, be taken into account in preparing the San Jose-Sacramento Proration Schedule and the Fremont-Portland Proration Schedule, and (y) to the extent any such Permitted Liens are to be removed as of the Closing as indicated on the applicable Disclosure Schedule, they shall be so removed as of the Closing.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of any of the Stations.

         Portland shall have the meaning given to it in the first Whereas paragraph.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to copyrights, computer software programs, patents, service marks, trademarks, trade names, technology and know-how.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes and similar Taxes, but shall not include federal, state or local gross receipts Taxes, income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Real Property shall mean all of the fee estates and buildings and other improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Referee shall have the meaning given to it in Section 2.3(d).

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 5.1(a).

         San Jose-Sacramento Proration Schedule shall have the meaning given to it in Section 2.3(d)

         SEC shall mean the United States Securities and Exchange Commission, or any successor Authority.

         Section 1031 Schedule shall have the meaning given to it in Section 2.2(a).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Stations shall mean, collectively, the EXCL Stations and the American Stations.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax and Taxes (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation any Claim arising out of any breach of the warranties or any misrepresentation set forth in Section 3.11 or 4.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         TBA Date shall mean the date when operations under the TBAs shall become effective (or in the event such date is not the same for all of the TBAs, the applicable date of such effectiveness).

         TBAs shall mean the American Stations TBA and the EXCL Station TBA, or the applicable one of such agreements.

         Termination Date shall have the meaning given to it in Section 7.1.

         Trade Agreements shall mean any Contractual Obligation relating to any of the Stations pursuant to which any American Party or any EXCL Party is required to provide air time in exchange for property or services other than cash.

         Transactions shall mean the Exchange and all of the other transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, including without limitation the execution, delivery and performance of the Collateral Documents.


         Valuation  Schedule  shall  have the  meaning  given  to it in  Section
2.2(b).